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                                                               EXHIBIT 10.46














                                   DIEDRICH COFFEE

                                 FRANCHISE AGREEMENT



                                TABLE OF CONTENTS

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ARTICLE 1       DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE 2       GRANT. . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     2.1        Grant. . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     2.2        No Sublicensing Rights . . . . . . . . . . . . . . . . . . . 4
     2.3        No Exclusive Territory . . . . . . . . . . . . . . . . . . . 4

ARTICLE 3       TERM . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     3.1        Initial Term . . . . . . . . . . . . . . . . . . . . . . . . 5
     3.2        No Renewal Right . . . . . . . . . . . . . . . . . . . . . . 5
     3.3        Notice Required by Law . . . . . . . . . . . . . . . . . . . 5

ARTICLE 4       PAYMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     4.1        Initial Franchise Fees . . . . . . . . . . . . . . . . . . . 5
     4.2        Continuing Royalty . . . . . . . . . . . . . . . . . . . . . 5
     4.3        Advertising Fee. . . . . . . . . . . . . . . . . . . . . . . 5
     4.4        Pre-Authorized Payments. . . . . . . . . . . . . . . . . . . 6
     4.5        Other Payments . . . . . . . . . . . . . . . . . . . . . . . 6
     4.6        Application of Funds . . . . . . . . . . . . . . . . . . . . 7
     4.7        Interest and Charges for Late Payments . . . . . . . . . . . 7

ARTICLE 5       CONSTRUCTION AND COMMENCEMENT OF BUSINESS. . . . . . . . . . 7
     5.1        Location . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     5.2        Franchisor Site Selection Assistance . . . . . . . . . . . . 7
     5.3        Lease. . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     5.4        Construction and Renovation. . . . . . . . . . . . . . . . . 9
     5.5        Maintaining and Remodeling of Coffeehouse. . . . . . . . . .10

ARTICLE 6       TRAINING . . . . . . . . . . . . . . . . . . . . . . . . . .11
     6.1        Initial Training Program . . . . . . . . . . . . . . . . . .11
     6.2        Additional Training. . . . . . . . . . . . . . . . . . . . .12
     6.3        Other Assistance . . . . . . . . . . . . . . . . . . . . . .13

ARTICLE 7       OBLIGATIONS OF FRANCHISOR. . . . . . . . . . . . . . . . . .13
     7.1        General. . . . . . . . . . . . . . . . . . . . . . . . . . .13
     7.2        Franchisor Default . . . . . . . . . . . . . . . . . . . . .14
     7.3        No Other Obligations . . . . . . . . . . . . . . . . . . . .14

ARTICLE 8       MANUALS AND STANDARDS OF OPERATOR
                QUALITY, CLEANLINESS AND SERVICE . . . . . . . . . . . . . .14
     8.1        Product Line and Service . . . . . . . . . . . . . . . . . .14
     8.2        Containers, Fixtures and Other Goods . . . . . . . . . . . .15
     8.3        Menus. . . . . . . . . . . . . . . . . . . . . . . . . . . .15
     8.4        POS System . . . . . . . . . . . . . . . . . . . . . . . . .15
     8.5        Manuals. . . . . . . . . . . . . . . . . . . . . . . . . . .15
     8.6        Hours. . . . . . . . . . . . . . . . . . . . . . . . . . . .16

                                       i
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     8.7        Compliance with Applicable Law . . . . . . . . . . . . . . .17
     8.8        Signs, Designs and Forms of Publicity. . . . . . . . . . . .17
     8.9        Uniforms and Employee Appearance . . . . . . . . . . . . . .18
     8.10       Vending or Other Machines. . . . . . . . . . . . . . . . . .18
     8.11       Co-Branding. . . . . . . . . . . . . . . . . . . . . . . . .18

ARTICLE 9       ADVERTISING AND CO-OPS . . . . . . . . . . . . . . . . . . .18
     9.1        General. . . . . . . . . . . . . . . . . . . . . . . . . . .18
     9.2        Local Advertising. . . . . . . . . . . . . . . . . . . . . .19
     9.3        Co-op Advertising. . . . . . . . . . . . . . . . . . . . . .19
     9.4        Advertising Program. . . . . . . . . . . . . . . . . . . . .20
     9.5        Telephone Numbers and Directory Advertising. . . . . . . . .21
     9.6        Promotional Campaigns. . . . . . . . . . . . . . . . . . . .21

ARTICLE 10      DISTRIBUTION AND PURCHASE OF
                EQUIPMENT, SUPPLIES, AND OTHER PRODUCTS. . . . . . . . . . .21
     10.1       Coffee and Diedrich Coffee Brand Products. . . . . . . . . .21
     10.2       Proprietary Products . . . . . . . . . . . . . . . . . . . .22
     10.3       Non-Proprietary Products . . . . . . . . . . . . . . . . . .22
     10.4       Purchases from Franchisor, Extensions of Credit. . . . . . .23
     10.5       Purchase/Distribution Programs . . . . . . . . . . . . . . .24
     10.6       Test Marketing . . . . . . . . . . . . . . . . . . . . . . .24

ARTICLE 11      REPORTS, BOOKS AND RECORDS, INSPECTIONS. . . . . . . . . . .25
     11.1       General Reporting. . . . . . . . . . . . . . . . . . . . . .25
     11.2       Inspections. . . . . . . . . . . . . . . . . . . . . . . . .26
     11.3       Audits . . . . . . . . . . . . . . . . . . . . . . . . . . .26

ARTICLE 12      MARKS. . . . . . . . . . . . . . . . . . . . . . . . . . . .27
     12.1       Use of Marks . . . . . . . . . . . . . . . . . . . . . . . .27
     12.2       Non-Use of Trade Name. . . . . . . . . . . . . . . . . . . .27
     12.3       Use of Other Marks . . . . . . . . . . . . . . . . . . . . .27
     12.4       Non-ownership of Marks . . . . . . . . . . . . . . . . . . .27
     12.5       Defense of Marks . . . . . . . . . . . . . . . . . . . . . .27
     12.6       Prosecution of Infringers. . . . . . . . . . . . . . . . . .28
     12.7       Modification of Marks. . . . . . . . . . . . . . . . . . . .28
     12.8       Acts in Derogation of the Marks. . . . . . . . . . . . . . .28
     12.9       Assumed Name Registration. . . . . . . . . . . . . . . . . .28

ARTICLE 13      COVENANTS REGARDING OTHER BUSINESS INTERESTS . . . . . . . .29
     13.1       Non-Competition and Trade Secrets. . . . . . . . . . . . . .29
     13.2       Operator's Affiliates. . . . . . . . . . . . . . . . . . . .30

ARTICLE 14      INTERFERENCE WITH EMPLOYMENT RELATIONS . . . . . . . . . . .30

ARTICLE 15      NATURE OF INTEREST, ASSIGNMENT . . . . . . . . . . . . . . .31

                                     ii

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     15.1       Assignment by Franchisor . . . . . . . . . . . . . . . . . .31
     15.2       Assignment by Operator . . . . . . . . . . . . . . . . . . .31

ARTICLE 16      DEFAULT AND TERMINATION. . . . . . . . . . . . . . . . . . .33
     16.1       General. . . . . . . . . . . . . . . . . . . . . . . . . . .33
     16.2       Automatic Termination Without Notice . . . . . . . . . . . .33
     16.3       Option to Terminate Without Notice . . . . . . . . . . . . .34
     16.4       Termination With Notice and Opportunity To Cure. . . . . . .36
     16.5       Reimbursement of Franchisor Costs. . . . . . . . . . . . . .36
     16.6       Cross-Default. . . . . . . . . . . . . . . . . . . . . . . .37
     16.7       Notice Required By Law . . . . . . . . . . . . . . . . . . .37

ARTICLE 17      RIGHTS AND OBLIGATIONS UPON TERMINATION. . . . . . . . . . .37
     17.1       General. . . . . . . . . . . . . . . . . . . . . . . . . . .37
     17.2       Survival of Obligations. . . . . . . . . . . . . . . . . . .38
     17.3       No Ownership of Marks. . . . . . . . . . . . . . . . . . . .38
     17.4       Government Filings . . . . . . . . . . . . . . . . . . . . .38

ARTICLE 18      INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . .38
     18.1       Insurance. . . . . . . . . . . . . . . . . . . . . . . . . .38
     18.2       Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . .39
     18.3       Proof of Insurance . . . . . . . . . . . . . . . . . . . . .39

ARTICLE 19      RELATIONSHIP OF PARTIES, DISCLOSURE. . . . . . . . . . . . .39
     19.1       Relationship of Operator to Franchisor . . . . . . . . . . .39
     19.2       Indemnity by Operator. . . . . . . . . . . . . . . . . . . .39

ARTICLE 20      NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . .40
     20.1       General. . . . . . . . . . . . . . . . . . . . . . . . . . .40

ARTICLE 21      MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . .40
     21.1       Franchisor's Right To Cure Defaults. . . . . . . . . . . . .40
     21.2       Waiver and Delay . . . . . . . . . . . . . . . . . . . . . .41
     21.3       Survival of Covenants. . . . . . . . . . . . . . . . . . . .41
     21.4       Successors and Assigns . . . . . . . . . . . . . . . . . . .41
     21.5       Joint and Several Liability. . . . . . . . . . . . . . . . .41
     21.6       Governing Law. . . . . . . . . . . . . . . . . . . . . . . .42
     21.7       Entire Agreement . . . . . . . . . . . . . . . . . . . . . .42
     21.8       Titles For Convenience . . . . . . . . . . . . . . . . . . .42
     21.9       Gender And Construction. . . . . . . . . . . . . . . . . . .42
     21.10      Severability . . . . . . . . . . . . . . . . . . . . . . . .42
     21.11      Counterparts . . . . . . . . . . . . . . . . . . . . . . . .43
     21.12      Fees and Expenses. . . . . . . . . . . . . . . . . . . . . .43
     21.13      Waiver of Jury . . . . . . . . . . . . . . . . . . . . . . .43

ARTICLE 22      SUBMISSION OF AGREEMENT. . . . . . . . . . . . . . . . . . .43

                                      iii
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     22.1       General. . . . . . . . . . . . . . . . . . . . . . . . . . .43

ARTICLE 23      ACKNOWLEDGEMENT. . . . . . . . . . . . . . . . . . . . . . .43
     23.1       General. . . . . . . . . . . . . . . . . . . . . . . . . . .43
     23.2       Due Execution. . . . . . . . . . . . . . . . . . . . . . . .43


                                          iv


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Exhibit A - Minimum Hours of Operation

                                   DIEDRICH COFFEE
                                 FRANCHISE AGREEMENT


        THIS AGREEMENT is made this _____ day of _______________ , 199__ (the "Effective Date") by and between Diedrich Coffee, Inc., a California corporation, located at 2144 Michelson Drive, Irvine, California 92612, (the "Franchisor"), and ____________________________________________________, [ ]
an individual OR [ ] a ___________________ organized under the laws of _________________ (the "Operator"), with reference to the following facts:

        A. Franchisor owns certain proprietary and other property rights and interests in and to the "Diedrich Coffee" trademark and service mark, and such other trademarks, service marks, logo types and commercial symbols as Franchisor may from time to time authorize or direct Operator to use in connection with the operation of a "Diedrich Coffee" Coffeehouse (the "Marks").

        B. Franchisor has developed and continues to develop a system for the operation of coffeehouses, kiosks and coffee carts and merchandising of Diedrich Coffee Authorized Products, which system features distinctive signs, recipes, and various trade secrets and other confidential information, and in some cases also includes architectural designs, trade dress, uniforms, equipment specifications, layout plans, inventory, record-keeping and marketing techniques (the "System").

        C. Operator desires to obtain a license and franchise to operate a single Coffeehouse under the Marks and in strict accordance with the System, and the standards and specifications established by Franchisor, and Franchisor is willing to grant Operator such license and franchise under the terms and conditions of this Agreement.

        NOW, THEREFORE, the parties agree as follows:

                                  ARTICLE 1
                                 DEFINITIONS

                In this Agreement the following capitalized terms shall have the meanings set forth below, unless the context otherwise requires:

"Advertising Fee" shall have the meaning set forth in Section 4.3.

"Applicable Law" means and includes applicable common law and all applicable statutes, laws, rules, regulations, ordinances, policies and procedures established by any

Governmental Authority governing the operation of the Coffeehouse, including all immigration, labor, disability, food and drug laws, health and safety regulations, and Americans With Disabilities Act requirements, as in effect on the Effective Date hereof, and as may be amended from time to time.

"Assets" shall have the meaning set forth in Section 15.3.

"Assignment" shall have the meaning set forth in Section 15.2.

"Authorized Diedrich Coffee Products" means the specific espresso drinks and coffees, roasted coffee beans and blends, premium teas, baked goods, snacks and other food items and ancillary products, which may include coffee making equipment, cups, hats, t-shirts and novelty items, as specified by Franchisor from time to time in Franchisor's Manuals, or as otherwise directed by Franchisor in writing, for sale at the Operator's Coffeehouse, prepared and served in strict accordance with Franchisor's recipes, quality standards and specifications, including specifications as to ingredients, brand names, preparation and presentation.

"Barrista" means a person who has been certified by Franchisor as an expert in the knowledge and preparation of espresso drinks.

"Business Entity" means any general partnership or limited partnership (each of which shall be referred to as a "Partnership"), limited liability company, and any trust, association, corporation or other entity which is not an individual.

"Closing" shall have the meaning set forth in Section 15.3.2 and shall refer to the closing of a sale of Operator's Assets to Franchisor pursuant to
Section 15.3.1.

"Coffeehouse" shall refer to the full service location, kiosk, or coffee cart operated pursuant to this Agreement under Franchisor's Marks and in accordance with the System and specializing in the sale of Authorized Diedrich Coffee Products.

"Continuing Royalty" shall have the meaning set forth in Section 4.2

"Co-op Advertising Regions" shall have the meaning set forth in Section 9.2.

"Designated Operator Representative" shall have the meaning set forth in
Section 6.1.1.

"Diedrich Coffee Branded Product" is any product now existing or developed in the future that bears or is packaged under any of Franchisor's Marks.

"Effective Date" means the date indicated in the first paragraph of this Agreement.

"Governmental Authority" means and include all Federal, state, county, municipal and local governmental and quasi-governmental agencies, commissions and authorities.

"Gross Sales" means gross revenues (excluding allowances and sales taxes) received or receivable by Operator as payment, whether in cash or for credit or barter (and, if for credit or barter, whether or not payment is received therefor), for all espresso, coffee, tea and other beverages, roasted coffee beans, food, and other goods, services, and supplies sold or prepared in Operator's Coffeehouse, or which are promoted or sold under any of the Franchisor's Marks.

"Initial Fee" shall have the meaning set forth in Section 4.1

"Lease" shall have the meaning set forth in Section 5.3.

"Leasehold Improvements" shall have the same meaning set forth in Section
5.4.1.

"Location" shall have the meaning set forth in Section 5.1.1.

"Manuals" means Franchisor's Front Line Team Member Training Guide; Diedrich Coffee Operations Manual and Support Manual, and all related manuals now or hereafter created by Franchisor for use in the operation of a Coffeehouse, as the same may be amended and revised from time to time, including all bulletins, supplements and ancillary manuals.

"Marks" shall have the meaning set forth in Recital A above.

"Negotiating Period" shall have the meaning set forth in Section 15.3.4.

"Operator" shall mean the person or Business Entity identified in the first paragraph of this Agreement, and for purposes of Article 13 only, shall include Operator's spouse and minor children and its Owners, officers and directors if Operator is a Business Entity.

"Owner" means any shareholder, member, general or limited partner, trustee, or other equity owner of a Business Entity.

"Permits" means and include all applicable franchises, licenses, permits, registrations, certificates and other operating authority required by Applicable Law.

"Premises" means, in the case of a kiosk or cart, the property at which the Operator's Coffeehouse is located, including unless otherwise expressly provided, any ancillary common areas, campus, buildings and other structures associated with the Premises.

"Supplier" shall have the meaning set forth in Section 10.3.

"System" shall have the meaning set forth in Recital B.

"Term" shall have the meaning set forth in Section 3.1, including any extensions thereof.

"Trade Secrets" shall have the meaning set forth in Section 13.1.3. "Transfer Fee" shall have the meaning set forth in Section 15.2.9.

"Week" shall refer to the 7 day period ending on Sunday of each calendar week, or such other reporting period hereafter specified by Franchisor.

                                  ARTICLE 2
                                    GRANT

                2.1     GRANT.

                        2.1.1 Franchisor hereby awards Operator the right and license during the Term, upon the terms and subject to the provisions of this Agreement, to use and display the Marks, and to use the System, to operate at, and only at, the Location, one: (check one)

                        [  ] Full Service Coffeehouse
                        [  ] Kiosk
                        [  ] Cart

                        2.1.2 Operator may not use or operate any permanent or temporary cart, kiosk or other vending device in connection with any full service Coffeehouse pursuant to this Agreement, except with Franchisor's prior written consent and pursuant to a separate addendum hereto on a form specified by Franchisor.

                2.2 NO SUBLICENSING RIGHTS. Operator shall not subfranchise, sublicense, subcontract, sublease, or enter any management agreement providing for the right to operate the Coffeehouse or to use the System granted pursuant to this Agreement.

                2.3     NO EXCLUSIVE TERRITORY.

                        2.3.1 The license and franchise granted to the Operator under this Agreement is non-exclusive, and does not grant Operator any protected trading area or territory, nor any rights to obtain additional franchises from Franchisor. Without limiting the generality of the foregoing, the Franchisor expressly reserves the exclusive, unrestricted right, in its sole and absolute discretion, directly and indirectly:

                        (a) to own or operate, and to franchise and license others to own, operate or co-brand, coffeehouses, kiosks, and carts at any location other than at the specific Location identified in Section 5.1.1, regardless of its proximity to the Coffeehouse operated pursuant hereto; and

                        (b) to produce, promote, license, distribute and market products, whether or not they bear any of the Marks, at wholesale or retail, through its employees, affiliates, representatives, licensees, franchisees, assigns, agents and others, including bulk and pre-packaged roasted coffee, premium teas, ice cream, beverages, snacks and other food products; clothing; books, souvenirs and novelty items, through any outlet or channel of commerce, including grocery stores and convenience stores (regardless of their proximity to Operator's Coffeehouse), sales by means of the internet, mail order catalogs, direct mail advertising, vending machines and other distribution methods.

                                  ARTICLE 3
                                    TERM

                3.1 INITIAL TERM. Subject to earlier termination pursuant to Article 16, the Term of this Agreement shall begin on the Effective Date and continue for a period of 10 years.

                3.2 NO RENEWAL RIGHT. Operator shall not have any right to renew this Agreement or to enter into a new franchise agreement for Operator's Coffeehouse.

                3.3 NOTICE REQUIRED BY LAW. If applicable law requires that Franchisor give notice to Operator prior to the expiration of the Term, this Agreement shall remain in effect on a week to week basis until Franchisor has given the notice required by such applicable law.


                                   ARTICLE 4
                                   PAYMENTS

                4.1 INITIAL FRANCHISE FEES. Operator shall pay to Franchisor an initial franchise fee (the "Initial Fee") equal to $20,000, or $7,500 if the Operator's Coffeehouse is a kiosk or cart. The Initial Fee shall be payable in good funds 50% upon signing this Agreement, and 50% at or prior to opening the Coffeehouse to the public, and shall be deemed fully earned by Franchisor upon the execution of this Agreement by Franchisor and Operator and shall be non-refundable, in whole or in part, under any circumstances.

                4.2 CONTINUING ROYALTY. Operator shall pay to Franchisor each Week during the Term, an amount equal to the following percentage of its Gross Sales during the preceding Week (the "Continuing Royalty"): (a) 5% in the case of a full service Coffeehouse; or (b) 7.5% in the case of a Kiosk or Cart. Operator shall cause its Continuing Royalty for each Week to be actually received by Franchisor on or before Wednesday of the following of Week, or the following business day if Wednesday falls on a legal holiday during which Operator's bank is closed.

                4.3 ADVERTISING FEE. Operator shall pay to Franchisor each Week during the Term, simultaneously with its Continuing Royalty payments and in the manner described in Section 4.2, an Advertising Fee equal to up to 2%, as established by Franchisor, of its Gross Sales during the preceding Week ("Advertising Fee").

                        4.3.1 Until an Advertising Program shall have been established pursuant to Section 9.3, Franchisor shall refund up to the full amount of Operator's

Advertising Fee payments to reimburse Operator for approved Coffeehouse advertising expenditures, in accordance with such reasonable policies and procedures as Franchisor may establish from time to time, which may include, among other requirements, submission of evidence Operator's actual expenditures.

                        4.3.2 Following implementation of the Advertising Program, Franchisor shall contribute the Advertising Fee to the Advertising Program to be administered in the manner provided in Section 9.3.

                4.4     PRE-AUTHORIZED PAYMENTS.

                        4.4.1 If Operator fails to report its sales on a timely basis in accordance with Section 11.1, Franchisor may estimate the amount of Operator's sales, and deposit or transfer the reported, or in the absence of a report, the estimated, amounts due into its own account, using the Operator's pre-authorized checks or other instruments or authority.

                        4.4.2 At Franchisor's request, Operator shall instruct its bank to pay the amount of its weekly Continuing Royalty, Advertising Fee and other fees directly to Franchisor from Operator's account, by electronic funds transfer or such other automatic payment mechanism which Franchisor may designate and upon the terms and conditions set forth in the Operations Manual, and promptly upon Franchisor's request, Operator shall execute or re-execute and deliver to Franchisor such pre-authorized check forms and other instruments or drafts required by Franchisor's bank, payable against Operator's bank account, to enable Franchisor to draw Operator's Continuing Royalty, Advertising Fee and other sums payable under the terms of this Agreement.

                4.5 OTHER PAYMENTS. In addition to all other payments provided herein, Operator shall pay to Franchisor, its parent companies, subsidiaries, affiliates and designees, as applicable, promptly when due:

                        4.5.1 All amounts advanced by Franchisor or which Franchisor has paid, or for which Franchisor has become obligated to pay on behalf of Operator for any reason whatsoever.

                        4.5.2 All sums due on account of the purchase of products or services by or for the account of Operator.

                        4.5.3 The amount of all sales taxes, use taxes, personal property taxes and similar taxes, which shall be imposed upon Operator and required to be collected or paid by Franchisor (a) on account of Operator's Gross Sales, or (b) on account of Continuing Royalties, Advertising Fees or Initial Fees collected by Franchisor from Operator (but excluding ordinary income taxes). Franchisor, at its sole discretion, may collect the taxes in the same manner as franchise fees are collected herein and if Franchisor collects such taxes, Franchisor shall promptly pay the tax collections to the appropriate governmental authority; provided, however, that it shall be Operator's responsibility to pay any sales, use or other taxes now or hereinafter imposed on Initial Fees, Continuing Royalties, and Advertising Fees imposed by any Governmental Authorities.

                4.6 APPLICATION OF FUNDS. If Operator shall be delinquent in the payment of any obligation to Franchisor hereunder, or under any other agreement with Franchisor, Franchisor shall have the absolute right to apply any payments received from Operator to any obligation owed, whether under this Agreement or otherwise, notwithstanding any contrary designation by Operator as to application.

                4.7     INTEREST AND CHARGES FOR LATE PAYMENTS.

                        4.7.1 If Operator shall fail to pay to Franchisor the entire amount of the Continuing Royalty, Advertising Fee or any other sums owed to Franchisor, promptly when due, Operator shall pay to Franchisor, in addition to all other amounts which are due but unpaid, interest on the unpaid amounts, from the due date thereof, at the rate of 1-1/2% per month, or the highest rate allowable under applicable law, whichever is less.

                        4.7.2 If any check, draft, electronic or otherwise, is unpaid because of insufficient funds or otherwise, then Operator shall pay Franchisor's expenses arising from such non-payment, including bank fees in the amount of at least $30.00, hourly staff charges arising from such default, and any other related expenses incurred by Franchisor.

                                 ARTICLE 5
                CONSTRUCTION AND COMMENCEMENT OF BUSINESS

                5.1     LOCATION.

                        5.1.1 Operator's Coffeehouse shall be located at the following address: ________________________________________________, and if the
Coffeehouse is a kiosk or cart, the following specific location at the address inserted above: ___________________________________________________________ (the
"Location").

                        5.1.2 Operator may not relocate the Coffeehouse, including in the case of a kiosk or cart relocating to any other location within the Premises, without Franchisor's prior written consent. Any attempt to do so shall be a material breach hereof.

                5.2 FRANCHISOR SITE SELECTION ASSISTANCE. Franchisor may voluntarily (without obligation) assist Operator in identifying or obtaining a location. Franchisor's said assistance, if any, shall not be construed to insure or guarantee the profitable or successful operation of the Location by Operator, and Franchisor hereby expressly disclaims any responsibility therefor. Operator acknowledges that it is its sole responsibility to find a suitable Location, that the location of the Coffeehouse will be a critical factor in the success of Operator's business, and that Franchisor is not obligated to directly or indirectly identify or obtain a location for Operator.

                5.3 LEASE. If the Location is leased or subleased by Operator, (i) Franchisor shall have the right of approval of such lease or sublease, as applicable (the "Lease"), a true and correct copy of which shall be delivered to Franchisor at least 15 days prior to the execution thereof;
(ii) the term of said Lease shall be for a period which is not less than the Term of this Agreement, unless Franchisor shall approve, in writing, a shorter term; (iii) Operator shall neither create nor purport to create any obligations on behalf of Franchisor, nor grant or purport to grant to the landlord thereunder any rights against Franchisor, nor agree to any other term, condition, or covenant which is inconsistent with any provision of this Franchise Agreement; (iv) Operator shall duly and timely perform all of the terms, conditions, covenants and obligations imposed upon him under the Lease; (v) the Location shall be constructed and improved pursuant to the provisions of Section 5.4 hereof; (vi) the Lease shall grant Franchisor an option, without cost or expense to Franchisor, to assume the Lease in the event of termination or expiration of the Franchise Agreement for any reason, and shall expressly provide that Franchisor shall have the right (but not the obligation) to succeed to Operator's rights under the Lease if Operator fails to exercise any option to renew, and upon Operator's default thereunder, and that upon any alleged breach thereof by Operator, the landlord thereunder shall be obligated to notify Franchisor in writing at least 15 days prior to its termination or non-renewal and, in the case of a default, Franchisor shall have the right, but not the obligation, to cure the breach and to succeed to Operator's rights under said Lease by giving written notice of such election to Operator and such landlord; Operator hereby appoints Franchisor as its attorney-in-fact to execute an assignment and all other documents and instruments which Franchisor deems necessary or appropriate to effectuate the foregoing; (vii) a fully executed copy of said Lease shall be delivered to Franchisor promptly following the execution thereof; and (viii) the Lease shall provide that it may not be assigned, subleased, modified or amended without Franchisor's prior written consent and that Franchisor shall be provided with copies of all such assignments, subleases, modifications and amendments, and shall consent in advance to any assignment or sublease to Franchisor or a "Diedrich Coffee" franchisee or licensee approved by Franchisor during the initial term or any renewal term of the Lease. In all cases, the Lease shall provide that upon expiration or termination thereof for any reason, Operator shall, upon Franchisor's demand, remove all of the Marks from the Location and Premises and modify the decor of the Location so that it no longer resembles, in whole or in part, a Diedrich Coffee coffeehouse, kiosk or cart and that if Operator shall fail do so, Franchisor will be given written notice and the right to enter the Location and Premises to make such alterations, in which event Operator shall reimburse Franchisor for all direct and indirect costs and expense it may incur in connection therewith, including attorney's fees.

                5.4     CONSTRUCTION AND RENOVATION.

                        5.4.1 If on the Effective Date the Coffeehouse, Location or Premises at which the Coffeehouse will operate has not been constructed, or if the same has been constructed but does not comply with Franchisor's current standards in effect for new "Diedrich Coffee" coffeehouses, kiosks or carts, as applicable, Operator shall at its sole cost and expense promptly cause the Coffeehouse and Location to be constructed, equipped and improved in accordance with such standards and specifications. Except to the extent otherwise agreed to by Franchisor, all fixtures, furnishings, equipment and signs ("Leasehold Improvements") shall be purchased by Operator only from suppliers and manufacturers approved by Franchisor.

                        5.4.2 Following the Effective Date and prior to any construction or renovation of the Coffeehouse or Location, Franchisor shall provide Operator with copies of Franchisor's specifications for the design and layout of the Coffeehouse and required Leasehold Improvements. Operator shall, in all respects, comply with all such specifications and criteria unless Franchisor shall, in writing, agree to modifications thereof.
Operator shall employ architects, engineers and general contractors of its own selection, and at its sole cost and expense, to prepare such architectural, engineering and construction drawings and site plans, and/or to modify the standard architectural, engineering and construction drawings and site plans which may be provided by Franchisor, and to obtain all Permits required to construct, remodel, renovate, and/or equip the Coffeehouse and Location. All such drawings and plans, and all modifications and revisions thereto, shall be submitted to Franchisor for its prior review and approval before Operator's commencement of construction pursuant thereto. When completed, said Coffeehouse and Location shall in all respect strictly comply with the Franchisor's specifications therefor, as modified or revised if applicable with Franchisor's prior written consent.

                        5.4.3 Subject only to causes beyond the reasonable control of Operator, such as, by way of illustration, strikes, material shortages, fires and other acts of God, which Operator could not by the exercise of due diligence have avoided, Operator shall complete construction or renovation, as the case may be, of the Location and Coffeehouse and shall install all Leasehold Improvements therein as soon as possible, but in any event within 3 months after commencement of construction. At all times prior to Operator commencing the operation of the Coffeehouse, Franchisor shall have the right, and Operator shall provide access to Franchisor, to inspect and examine the Premises, Location, Coffeehouse and all Leasehold Improvements, for the purpose of insuring compliance with Franchisor's standards and specifications.

                        5.4.4 Operator shall commence the operation of the Coffeehouse not later than 6 months following the Effective Date.

                        5.4.5 The time periods for the commencement and completion of construction and the installation of Leasehold Improvements as referred to in this Section 5.4 are of the essence of this Agreement. If Operator fails to perform its obligations contained in this Section, the Franchisor may deem the Operator's failure to so perform its obligations as aforesaid to constitute a material breach of this Agreement.

                5.5     MAINTAINING AND REMODELING OF COFFEEHOUSE.

                        5.5.1 Operator at all times during the Term shall maintain the condition and appearance of its Coffeehouse in accordance with the Manuals and consistent with the image of a "Diedrich Coffee" Coffeehouse as attractive, clean, and efficiently operated, offering high quality food products and beverages, efficient and courteous service, and pleasant ambiance. If at any time in the Franchisor's reasonable judgment, the general state of repair, appearance or cleanliness of the Location (including the Coffeehouse and the non-Coffeehouse portion of Operator's Location and Premises, and parking areas) or its Leasehold Improvements, does not meet the Franchisor's standards therefor, Operator shall immediately upon receipt of notice from Franchisor specifying the action to be taken by Operator to correct such deficiency, repair and refurbish the Coffeehouse, the Location and the Premises, as applicable, and make such modifications and additions to its layout, decor and general theme, as may be required from time to time to maintain such condition, appearance, efficient operation, ambiance and overall image, including without limitation, replacement of worn out or obsolete Leasehold Improvements, and repair and paint the interior and exterior of the Coffeehouse, and appurtenant parking areas (if any), and periodic cleaning and redecorating. Operator shall fully implement and complete such repairs, painting, refurbishment and changes within 90 days after receipt of said written notice. Such maintenance shall not be deemed to constitute remodeling, as set forth below.

                        5.5.2 From time to time during the Term, Franchisor may require Operator at Operator's sole cost and expense to refurbish, remodel and improve the Coffeehouse to conform the Operator's building design, trade dress, color schemes, and presentation of Marks to the Franchisor's then current public image. Such a remodeling may include extensive structural changes to the Coffeehouse and replacement or modification of Leasehold Improvements as well as such other changes as the Franchisor may direct, and Operator shall undertake such a program promptly upon notice from the Franchisor, and shall complete any such remodeling as expeditiously as possible, but in any event within 90 days of commencing same. Franchisor may, on one or more occasions, waive or defer for such period of time as Franchisor may deem appropriate, Operator's obligation to remodel any such Coffeehouse, if Franchisor determines in its reasonable judgment that any such Coffeehouse is, on the date scheduled for commencement of such remodel, in substantial conformity with Franchisor's then current standard system decor specifications, or if the proposed remodeling is within the last two years prior to the expiration of the Term.

                        5.5.3 If the Coffeehouse is damaged or destroyed by fire or any other casualty, Operator, within 30 days thereof, shall initiate such repairs or reconstruction, and thereafter in good faith and with due diligence continue (until completion) such repairs or reconstruction, in order to restore the premises of the Coffeehouse to its original condition prior to such casualty. If, in Franchisor's reasonable judgment, the damage or destruction is of such a nature or to such extent that it is feasible for Operator to repair or reconstruct the Location and the Coffeehouse in conformance with the then standard "Diedrich Coffee" decor specifications, the Franchisor may require Operator, by giving written notice thereof, that Operator repair or reconstruct the Location and Coffeehouse in conformance with the then standard System decor specifications.

                                  ARTICLE 6
                                  TRAINING

                6.1     INITIAL TRAINING PROGRAM.

                        6.1.1 Operator shall, at all times, employ a general manager and one or more assistant managers and other employees acceptable to Franchisor each of whom shall have been trained and qualified as "Barristas" in accordance with Franchisors policies and standards, and at least one of whom shall be working at the Coffeehouse at all times while the Coffeehouse is open to the public. At no extra charge, Franchisor shall provide an initial training program in the Franchisor's System and methods of operation to up to 5 persons selected by Operator who shall be the general manager and assistant manager(s) of the Coffeehouse. Said initial training program shall consist of up to 4 weeks of training, as Franchisor in its reasonable judgment may determine, at one or more of the following locations:
(i) Franchisor's corporate headquarters in Irvine, California, (ii) at a Franchisor-owned or franchised coffeehouse, (iii) at Operator's Location, or
(iv) at such place or places as may be designated by Franchisor. In the case of a Operator which is a Business Entity, Franchisor may require the general manager to be an Owner, officer or other designated representative selected by Operator and acceptable to, and approved by Franchisor ("Designated Operator Representative"). Subject to Section 6.1.4, Franchisor will bear its costs of providing the initial training program concurrently to up to 5 persons pursuant to this Section 6.1.1, including Franchisor's staff salaries, materials, and all technical training tools. Operator shall pay all travel, living, compensation, and other expenses, if any, incurred by Operator and/or Operator's employees in connection with attendance at training programs. Operator may not open its Coffeehouse until such training shall have been successfully completed by Operator's general manager, assistant manager and Operator's management team and staff has been certified by Franchisor. Franchisor shall pay no compensation for any services performed by trainee(s) in connection with such training programs.

                        6.1.2 The contents of the initial training program and manner of conducting such program shall be at Franchisor's sole discretion and control, however, the training course will be structured to provide practical training in the implementation and operation of a Coffeehouse and may include such topics as on-site coffee and espresso drink and food preparation, Barrista training, use of point of sale cash register and/or computer systems, inventory, cash handling, Diedrich Coffee standards, personnel management, marketing techniques, reports, equipment maintenance, safety and security, customer service techniques and financial controls.

                        6.1.3 Franchisor shall provide the initial training at no additional charge pursuant to Sections 6.1.1 and 6.1.2 only if this is the first Coffeehouse operated by Operator, and not if Operator has otherwise previously received such training for this Location. Unless otherwise agreed in writing by Franchisor, the Designated Operator Representative shall become a certified trainer and thereafter train its Coffeehouse general manager, assistant manager(s) and other employees pursuant to Section 6.1.4.

                        6.1.4   Unless waived by Franchisor, each of
Operator's general managers, assistant managers and staff shall have satisfactorily completed Franchisor's initial training program as required pursuant to Section 6.1.1, PROVIDED, HOWEVER, that if general manager or Designated Operator Representative has been approved by Franchisor as a certified trainer, Operator's general manager, assistant managers or staff for the Coffeehouse may be trained by such certified trainer in lieu of attending Franchisor's initial training program as required pursuant to
Section 6.1.1. Should Franchisor determine that any general manager's, assistant manager's or other employee's training is unsatisfactory, Franchisor may required such person(s) (or a replacement trainee acceptable to Franchisor) to undergo further training by Franchisor at a time scheduled by Franchisor, until Franchisor is satisfied that Operator's trainee has satisfactorily completed the training course and Operator shall advance or reimburse, at Franchisor's option, all direct and indirect costs and expense that Franchisor may incur for the wages, lodging, subsistence and travel of Franchisor's personnel, if conducted at the Coffeehouse in Franchisor's discretion, for the duration of the extended training and Franchisor's then current standard training fee. Operator acknowledges that because of Franchisor's superior skill and knowledge with respect to the training and skill required to manage the Coffeehouse, its judgment as to whether or not the Operator or his manager has satisfactorily completed such training shall be determined by Franchisor in its sole subjective judgment, exercised in good faith.

                6.2 ADDITIONAL TRAINING. Franchisor may, from time to time, at its discretion, make available to Operator or its manager and/or Designated Operator Representative, or any of them, additional optional training courses or programs during the term of this Agreement held on a national or regional basis at locations selected by Franchisor to instruct Operator with regard to new procedures or programs which Franchisor deems, in its reasonable judgment, to be of material importance to the operation of the Coffeehouse by its franchisees. Such supplementary training may relate, by way of illustration, to product production techniques, new recipes, marketing, bookkeeping, accounting and general operating procedures, and the establishment, development and improvement of computer systems. Franchisor may establish charges applicable to all franchisees similarly situated for such optional training courses. The time and place of such training courses shall be at Franchisor's sole discretion. Operator shall pay all transportation costs, food, lodging and similar costs incurred in connection with attendance at such courses. Franchisor shall pay no compensation for any services performed by trainee(s) in connection with such training programs.

                6.3     OTHER ASSISTANCE.

                        6.3.1   Operator shall have the right, at no
additional charge, to inquire of Franchisor's headquarters staff, its field representatives and training staff with respect to problems relating to the operation of the Coffeehouse, by telephone or correspondence, and Franchisor shall use its best efforts to diligently respond to such inquiries, in order to assist Operator in the operation of the Coffeehouse. At no time shall reasonable assistance be interpreted to require Franchisor to pay any money to Operator.

                        6.3.2 Franchisor may, from time to time, at its discretion, cause its field representatives to visit Operator's Coffeehouse for the purpose of rendering advice and consultation or training, with respect to the Coffeehouse, its operation and performance, and compliance by Operator with the Operations Manual. If provided at the Operator's request, the Franchisor may require the Operator to pay such training charges as may be then in effect, and to reimburse Franchisor for all transportation costs, food, lodging and similar costs incurred by Franchisor and its personnel in connection with such training.

                        6.3.3 In the event of any sale transfer, or assignment, the transferee/assignee must be trained by Franchisor as a condition of Franchisor's consent to such transfer. All transfer fees and tuition costs for such training shall be paid to Franchisor in advance of the attendance by such transferee and its employees in accordance with Section
15.2.9 herein. No Coffeehouse shall be opened or re-opened until Franchisor certifies that the transferee is approved to operate the respective Coffeehouse.

                                  ARTICLE 7
                          OBLIGATIONS OF FRANCHISOR

                7.1 GENERAL. Franchisor shall perform the following obligations:

                        7.1.1 To review and approve or disapprove the Operator's proposed Location;

                        7.1.2 To supply to Operator a set of standard decor and layout plans and to thereafter approve the initial decor and layout of Operator's Coffeehouse;

                        7.1.3 To loan Operator a copy of its Manuals which contain mandatory and suggested specifications, standards and procedures. The Manuals are confidential and remains Franchisor's property.

                        7.1.4 To provide the training and assistance described in Article 6.

                        7.1.5 To administer in good faith the Advertising Program described in Section 9.3, if and when implemented.

                        7.1.6 To use its best efforts, in good faith, to supply Operator's requirements for roasted coffee beans and blends in sufficient quantities to meet Operator's needs for its Coffeehouse, as provided in Section 10.1.2.

                7.2 FRANCHISOR DEFAULT. Franchisor shall not, and can not be held in breach of this Agreement until (i) Franchisor has received written notice from Operator describing in detail any alleged breach from Operator; and (ii) Franchisor has failed to remedy the breach within a reasonable period of time after such notice, which period shall not be less than 60 days plus such additional time as reasonably required by Franchisor if because of the nature of the alleged breach it cannot reasonably be cured within said 60 days, provided Franchisor promptly commences and continues diligently to cure such alleged breach. This is a material term of this Agreement and may not be modified or changed by any arbitrator in an arbitration proceeding or otherwise.

                7.3 NO OTHER OBLIGATIONS. Franchisor shall not be obligated to provide any services to Operator except expressly provided herein and any and all other services which Franchisor may provide to Operator during the Term shall be at its sole discretion and Franchisor may cease to provide the same without notice of further obligation to Operator.

                                  ARTICLE 8
                      MANUALS AND STANDARDS OF OPERATOR
                      QUALITY, CLEANLINESS AND SERVICE

        In order to promote the value and goodwill of Franchisor's Marks and the System and to protect Franchisor's Marks and the other Diedrich Coffee operators who comprise the Diedrich Coffee franchise system, Operator shall conduct its business in accordance with the standards promulgated by Franchisor as follows:

                8.1 PRODUCT LINE AND SERVICE. Operator shall serve all and only Authorized Diedrich Coffee Products at or from the Coffeehouse, all of which shall be purchased by Operator from a Franchisor or a designated or approved distributor or manufacturer, as provided in Article 10. Operator acknowledges that Authorized Diedrich Coffee Products may differ at Coffeehouses, kiosks, carts, and may vary depending on the operating season and geographic location of the Operator's Coffeehouse or other factors.

                        8.1.1 Operator shall not produce, advertise for sale, sell or give away any goods or services unless the same product has been approved in the Manuals as an Authorized Diedrich Coffee Product approved for sale in Operator's Coffeehouse and has not been thereafter disapproved in writing by Franchisor.

                        8.1.2 All coffee, coffee drinks and other food and beverage products sold by Operator shall be of the highest quality, and the ingredients, composition, specifications, and preparation of such food products shall conform strictly with the instructions and recipes provided by Franchisor or contained in Franchisor's Manuals, and with the further requirements of Franchisor as they are communicated to Operator from time to time.

                8.2 CONTAINERS, FIXTURES AND OTHER GOODS. Operator agrees that all food and drink items served at the Coffeehouse shall be served in approved containers bearing accurate reproductions of Franchisor's Marks. All containers, napkins, bags, cups, matches, menus and other packaging and like articles used in connection with Operator's Coffeehouse shall conform to Franchisor's specifications, shall be imprinted with Franchisor's Marks and shall be purchased by Operator from a distributor or manufacturer approved in writing by Franchisor, as provided in Article 10, which approval will not be unreasonably withheld. No item of merchandise, furnishings, interior and exterior decor items, supplies, fixtures, equipment or utensils bearing any of Franchisor's Marks shall be used in or upon any Coffeehouse unless the same shall have been first submitted to and approved in writing by Franchisor.

                8.3 MENUS. All Authorized Diedrich Coffee Products shall be distributed under the specific name designated by Franchisor. Operator shall not remove any Authorized Diedrich Coffee Product from the Operator's menu unless Operator is so instructed by Franchisor.

                8.4 POS SYSTEM. Operator shall purchase, use and maintain the point of sale cash collection system (the "POS System") as specified in the Manuals or otherwise by Franchisor in writing. The POS System may include a cash register, register tape printer, magnetic stripe reader and cash drawer. Upon at least 90 days prior written notice, Franchisor may require Operator to computerize the POS System and connect the POS System to Operator's telephone line(s) via modem or other communications medium. At Franchisor's request, Operator shall also maintain membership in a designated third party network (such as CompuServe, AOL, MSN, Prodigy, etc.) for the purpose of implementing, transmitting, collecting and maintaining any Information or data exchange system. Within a reasonable time upon Franchisor's request, Operator shall apply for and maintain debit cards, credit cards or other non-cash systems existing or developed in the future to enable customers to purchase Authorized Diedrich Coffee Products via such procedure, as specified by Franchisor.

                8.5 MANUALS. Operator shall operate the Coffeehouse in strict compliance with the standard procedures, policies, rules and regulations established by Franchisor and incorporated in Franchisor's Manual(s). The subject matter of the Manuals may include, without limitation, matters such as: forms, information relating to product and menu specifications, cash control, purchase orders, general operations, labor schedules, personnel, Gross Sales reports, payroll procedures, training and accounting; safety and sanitation; design specifications and color of uniforms; display of signs and notices; authorized and required equipment and fixtures, including specifications therefor;

Mark usage; insurance requirements; lease requirements; decor; standards for management and personnel, hours of operation; yellow page and local advertising formats; standards of maintenance and appearance of the Coffeehouse; and required posting of notices to customers as to how to contact the Franchisor to submit complaints. Without limiting the generality of the foregoing, the Franchisor may establish emergency procedures pursuant to which it may require Operator to temporarily close the Coffeehouse to the public, in which event Franchisor shall not be liable to Operator for any losses or costs, including consequential damages or loss profits occasioned thereby.

                        8.5.1 Franchisor shall have the right to modify the Manuals at any time and from time to time by the addition, deletion or other modification to the provisions thereof. All such modifications shall be equally applicable to all similarly situated franchisees who are required by their franchise agreements to comply therewith, and no such modification shall alter Operator's fundamental status and rights under this Agreement. Modifications in the Manuals shall become effective upon delivery of written notice thereof to Operator unless a longer period is specified in such written notice. The Manuals, as modified from time to time as hereinabove provided shall be an integral part of this Agreement and reference made in this Agreement, or in any amendments, exhibits or schedules hereto, to the Manuals shall be deemed to mean the Manuals kept current by amendments from time to time.

                        8.5.2 Upon the execution of this Agreement, Franchisor shall furnish to Operator one copy of the Manuals, unless Operator purchased the Coffeehouse from an existing franchisee or entered into this Agreement as a renewal or extension of a pre-existing franchise agreement for the same Location. The Manuals and all amendments to the Manuals (and copies thereof) are copyrighted and remain Franchisor's property. They are loaned to Operator for the term of the Agreement, and must be returned to Franchisor upon the Agreement's termination or expiration. The Manuals are highly confidential documents which contain certain trade secrets of Franchisor, and Operator shall never reveal, and shall take all reasonable precautions, both during and after the Term of this Agreement, to assure that its employees or any other party under Operator's control, shall never reveal any of the contents of the Manuals or any other publication, recipe or secret provided by Franchisor, except as is necessary for the operation of Operator's Coffeehouse. Upon the expiration or termination of this Agreement for any reason whatsoever, Operator shall immediately return the Manuals to Franchisor. Operator shall not make, or cause or allow to be made, any copies or reproductions of all or any portion of the Manuals without Franchisor's express prior written consent.

                8.6 HOURS. Subject to Applicable Law to the contrary, Franchisor and Operator agree that Operator's Coffeehouse shall be open and operational during at least the minimum hours and days set forth on Exhibit A which is attached hereto and incorporated herein by this reference. Operator shall diligently and efficiently exercise its best efforts to achieve the maximum Gross Sales possible from its Location, and shall remain open for longer hours if additional opening hours are reasonably required to maximize operations and sales. Without limiting the foregoing, if the hours set forth in

Exhibit A are incorrect in relation to the sales potential of Operator's Coffeehouse, then Franchisor and Operator shall reasonably adjust such hours by jointly establishing new hours of operation. It is acknowledged that the hours of other operators will vary in relation to each respective location, and local legal restrictions, if any.

                        8.6.1 Authorized Diedrich Coffee Products shall be marketed by approved menu formats to be utilized in Operator's Coffeehouse. The approved and authorized menu and menu format(s) may include, in Franchisor's discretion, requirements concerning organization, graphics, product descriptions, illustrations, and any other matters (except prices) related to the menu, whether or not similar to those listed. In Franchisor's discretion, the menu and/or menu format(s) may vary depending upon region, market size, season and other factors. Franchisor may change the menu and/or menu format(s) from time to time or region to region or authorize tests from region to region or authorize non-uniform regions or Coffeehouses within regions, in which case Operator will be given a reasonable time (not longer than 60 days) to discontinue use of any old menu format(s) and implement use of the new menu format(s).

                        8.6.2 Operator shall, upon receipt of notice from Franchisor, add any Authorized Diedrich Coffee Products to its menu according to the instructions contained in the notice. Operator shall have a minimum of 30 days after receipt of written notice in which to fully implement any such change. Operator shall cease selling any previously approved or discontinued product within 30 days after receipt of notice that the product is no longer approved.

                8.7 COMPLIANCE WITH APPLICABLE LAW. Operator shall operate its Coffeehouse as a clean, orderly, legal and respectable place of business in accordance with Franchisor's business standards and merchandising policies, and shall comply with all Applicable Laws. Operator shall not cause or allow any part of its Location or Premises to be used for any immoral or illegal purpose.

                8.8 SIGNS, DESIGNS AND FORMS OF PUBLICITY. Operator shall maintain suitable signs and/or awnings at, on, or near the front of the Location and Premises, identifying the Location as a "Diedrich Coffee" Coffeehouse, which shall conform in all respects to Franchisor's specifications and requirements and the layout and design plan approved for the Location, subject only to restrictions imposed by Applicable Law.
Without limiting the foregoing:

                        8.8.1 Operator will cause to have Diedrich Coffee signs (a) on each pole sign and each monument sign existing or to be erected;
(b) on any other free standing sign on the Location existing or to be erected, and (c) on two sides of the Location and, in the case of a kiosk or cart, the Premises building.

                        8.8.2 No sign used at or in connection with the Coffeehouse shall contain any trademark, service mark, logo type or commercial symbol of any other person or Business Entity except as expressly authorized by Franchisor in writing.

                        8.8.3 No exterior or interior sign or any design, advertisement, sign, or form of publicity, including form, color, number, location, and size, shall be used by Operator unless first submitted to Franchisor and approved in writing (except with respect to prices).

                8.9 UNIFORMS AND EMPLOYEE APPEARANCE. Operator shall cause all employees, while working in Coffeehouses, to: (i) wear uniforms of such color, design, and other specifications as Franchisor may designate from time to time, and (ii) present a neat and clean appearance. In the event the type of uniform utilized by Operator is removed from the list of approved uniforms, Operator shall have 180 days from receipt of written notice of such removal to discontinue use of its existing inventory of uniforms and implement the approved type of uniform.

                8.10 VENDING OR OTHER MACHINES. Except with Franchisor's prior written approval, Operator shall not cause or allow vending or game machines or any other mechanical device to be installed or maintained in its Location, and in the case of a kiosk or cart shall use its best efforts to prevent the installation or maintenance of same at the Premises.

                8.11 CO-BRANDING. Operator may not install any co-brand at Operator's Location without Franchisor's prior written consent, which may be granted or withheld in its sole discretion, and, if granted may be subject to such terms and conditions as Franchisor may establish. For the purpose of this article, a co-brand shall be defined as an independent operating system owned by another entity (not Franchisor) that is incorporated as an operational part within the Operator's Premises. An example would be an independent ice cream/yogurt operation installed within Operator's Location. Nothing herein shall prevent Franchisor from co-branding or authorizing any third party to co-brand "Diedrich Coffee" coffeehouses, kiosks or carts in conjunction with such third party's operations.

                                  ARTICLE 9
                           ADVERTISING AND CO-OPS


                9.1 GENERAL REQUIREMENTS. Operator shall conduct all local advertising and promotion in accordance with such policies and provisions with respect to format, content, media, geographic coverage and other criteria as are from time to time contained in the Manuals, or as otherwise directed by Franchisor, and shall not use or publish any advertising material which does not conform to said policies and provisions or as to which Operator shall not have received Franchisor's prior written approval; PROVIDED, HOWEVER, that if Franchisor shall not object to any proposed advertisement submitted by Operator for approval within 10 business days after Franchisor's receipt thereof, such advertisement shall be deemed approved subject to Franchisor's right to subsequently withdraw its approval.

                9.2 LOCAL ADVERTISING. Each calendar quarter, Operator shall expend an amount of not less than 2% of its Gross Sales for Local Advertising relating to Operator's Coffeehouse which amount may be reduced in accordance with Section 9.3.4 below. Such local advertising must include Franchisee listing its Store in the white pages and yellow pages of such telephone directories distributed in Operator's area as Franchisor authorizes or directs, the cost of which shall be in addition to said 2% of Gross Sales. Operator's advertisement in the yellow pages must be listed under each category specified by Franchisor. Operator shall deliver evidence of such expenditures in the form and manner prescribed by Franchisor from time to time.

                9.3 CO-OP ADVERTISING. The Franchisor shall have the right at any time, and from time to time, to create regions for regional cooperative advertising ("Co-op Advertising Regions"), which shall function for the purpose of creating a cohesive team to coordinate advertising, marketing efforts and programs and maximizing the efficient use of local and/or regional advertising media.

                        9.3.1 If and when Franchisor creates a Co-op Advertising Region for the region in which Operator's Coffeehouse is located, Operator and, if Franchisor owns a Coffeehouse in such Co-op Advertising Region, Franchisor, shall become subscribers and members thereof and shall execute a Subscription Agreement on a form prescribed by Franchisor, and participate therein in accordance with the Subscription Agreement and the Certificate of Incorporation and Bylaws of such Co-op Advertising Region.
The size and content of such regions, when and if established by the Franchisor, shall be binding upon Operator, all other "Diedrich Coffee" franchisees similarly situated and Franchisor, if applicable. At all meetings of such Co-op Advertising Region each participating Operator, as well as Franchisor, if applicable, shall be entitled to one vote for each Coffeehouse owned by Operator and located within such Co-op Advertising Region. At any time upon reasonable notice, 20% of the eligible member votes, a majority of the directors of such Co-op Advertising Region (who shall be elected in accordance with the Bylaws of such Co-op Advertising Region), or Franchisor by itself, may call a meeting of all members of a Co-op Advertising Region. Except for any amendment of the Certificate of Incorporation, Operating Agreement or By-laws of the Co-op Advertising Region (which shall require the affirmative vote of the Franchisor), all matters concerning operation of a Co-op Advertising Region shall be decided by majority vote, provided that a quorum is present, and such vote shall bind all members of said region, including Franchisor. For purposes hereof, a quorum shall consist of members entitled to cast at least 50% of the total number of votes in such Co-op Advertising Region.

                        9.3.2 Operator and other franchisees who are members of the Co-op Advertising Region will contribute to the Co-op Advertising Region such amount as may be determined by vote of the Co-op Advertising Region (not to exceed 2% of the Gross Sales of each members Coffeehouse(s) located in the region) only to the extent actually paid by Operator and after written approval of the Co-op Advertising Region's advertising plans.

                        9.3.3 Each Co-op Advertising Region will decide as to the usage of funds contributed pursuant to Section 9.2.2 for media time, production of media materials, whether for radio, television, newspapers or store level materials such as flyers, or posters, or for any other type of advertising or marketing use, and then such Co-op Advertising Region shall in writing request approval from Franchisor to use said funds in said manner. Franchisor shall not withhold approval unreasonably, but no placement of advertising or commitment of advertising funds on behalf of an Co-op Advertising Region will be made without Franchisor's prior written approval. Franchisor reserves the right to establish general standards concerning the operation of the Co-op Advertising Region, advertising agencies retained by Co-op Advertising Region, and advertising programs conducted by Co-op Advertising Region.

                        9.3.4 Expenditures made by Operator pursuant to any Co-op Advertising Region program, in accordance with this Section 9.3, shall be credited against Operator's local advertising requirement described in
Section 9.2 above.

                9.4     ADVERTISING PROGRAM.

                        9.4.1 Franchisor shall administratively segregate on its books and records all Advertising Fees received from Operator and all other franchisees of Franchisor. Nothing herein shall be deemed to create a trust fund, and Franchisor may commingle advertising fees with its general operating funds and expend such sums in the manner herein provided. For each Coffeehouse that Franchisor or any of its affiliate operates, Franchisor or such affiliate will similarly allocate to the Advertising Program the amount that would be required to be contributed to the Advertising Program if it were a franchised Coffeehouse.

                        9.4.2 If less than the total of all contributions and allocations to the Advertising Program are expended during any fiscal year, such excess may be accumulated for use during subsequent years. If Franchisor advances money to the Advertising Program, Franchisor will be entitled to be reimbursed for such advances, including interest at the rate equal to the Franchisor's cost of funds. Each determination by Franchisor of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

                        9.4.3 An amount equal to all Advertising Program revenues and allocations will be expended for national, regional, or local advertising, public relations or promotional campaigns or programs designed to promote and enhance the image, identity or patronage of franchised and Franchisor-owned "Diedrich Coffee" Coffeehouses. Such expenditures may include, without limitation (a) to conduct marketing studies, and to produce and purchase advertising art, commercials, musical jingles, print advertisements, point of sale materials, media advertising, outdoor advertising art, and direct mail pamphlets and literature; and (b) a payment to Franchisor or its affiliates, for internal expenses incurred to administer the Advertising Program. Franchisor shall determine, in its final and subjective discretion, exercised in good faith, the cost, media, content, format, style, timing, allocation and all other matters relating to such advertising, public relations and promotional campaigns. Although the Franchisor will attempt to allocate advertising expenditures fairly and in good faith, nothing herein shall be construed to require Franchisor to allocate or expend Advertising Program Contributions or allocations so as to benefit any particular franchisee or group of franchisees on a pro rata or proportional basis or otherwise. Franchisor may make copies of advertising materials available to Operator with or without additional reasonable charge, as determined by Franchisor. Any additional advertising shall be at the sole cost and expense of Operator.

                        9.4.4 Upon written request, Franchisor shall furnish to Operator within 120 days after the end of each calendar year, a report for the preceding year, prepared and certified correct by an officer of the Franchisor containing the calculations of the amount which Franchisor actually expended during such calendar year and the amount remaining which shall be carried over for use during the following year(s).

                9.5 TELEPHONE NUMBERS AND DIRECTORY ADVERTISING. In addition to the Advertising Fees, and Operator's required expenditures for Co-op Advertising, Operator shall, at its sole expense, subscribe for and maintain throughout the Term, or such lesser period designated by Franchisor, one or more listed telephone numbers which shall be listed in the white pages and under such headings in the yellow pages of such telephone directory or directories as Franchisor may designate or approve which service Operator's Location and adjacent or nearby areas. Franchisor reserves the right to establish general standards concerning directory and other types of advertising.

                9.6 PROMOTIONAL CAMPAIGNS. From time to time during the term hereof, Franchisor shall have the right to establish and conduct promotional campaigns on a national or regional basis, which may by way of illustration and not limitation promote particular products or marketing themes. Operator agrees to participate in such promotional campaigns upon such terms and conditions as the Franchisor may establish. Operator acknowledges and agrees that such participation may require Operator to purchase point of sale advertising material, posters, flyers, product displays and other promotional material, and to the extent permitted by Applicable Law may establish the maximum prices which Operator may impose for products offered in the promotion.

                                 ARTICLE 10
                        DISTRIBUTION AND PURCHASE OF
                  EQUIPMENT, SUPPLIES, AND OTHER PRODUCTS

                10.1    COFFEE AND DIEDRICH COFFEE BRAND PRODUCTS.

                        10.1.1 At all times throughout the Term, Operator shall purchase and maintain in inventory such types and quantities of Authorized Diedrich Coffee Products as are needed to meet reasonably anticipated consumer demand. Operator shall purchase Diedrich Coffee Brand Products, and all roasted coffee beans and blends served, offered or sold at the Coffeehouse, solely and exclusively from Franchisor or its designated third party distributors or suppliers.

                        10.1.2 Franchisor shall use its best efforts, in good faith, to supply Operator's requirements for roasted coffee beans and blends in sufficient quantities to meet Operator's needs for its Coffeehouse, at Franchisor's then current published wholesale prices, which may be changed or modified from time to time without prior notice.

                10.2 PROPRIETARY PRODUCTS. Franchisor may, from time to time throughout the Term hereof in its sole subjective discretion exercised in good faith, require that Operator purchase, use, offer and/or promote, and maintain in stock at the Coffeehouse in such quantities as are needed to meet reasonably anticipated consumer demand, certain proprietary powder mixes and other ingredients and raw materials, which are manufactured in accordance with Franchisor's proprietary recipes, specifications and/or formulas ("Proprietary Products"). Operator shall purchase Proprietary Products only from Franchisor (if it sells the same) or its designees. Franchisor shall not be obligated to reveal such recipes, specifications and/or formulas of such Proprietary Products to Operator, non-designated suppliers, or any other third parties.

                10.3 NON-PROPRIETARY PRODUCTS. Franchisor may designate baked goods and other food and dairy products, condiments, beverages, paper goods, fixtures, furnishings, equipment (including espresso and coffee-making equipment), uniforms, supplies, menus, packaging, forms, POS and cash register systems, computer hardware, software, modems and peripheral equipment and other products, supplies and equipment other than Proprietary Products which Operator may or must use and/or offer and sell at the Coffeehouse ("Non-Proprietary Products"). Operator may, but shall not be obligated to, purchase such Non-Proprietary Products from Franchisor, if Franchisor supplies same. Operator may use, offer or sell only such Non-Proprietary Products that Franchisor has expressly authorized, or that were purchased or obtained from Franchisor or a producer, manufacturer or supplier ("Supplier") designated or approved by Franchisor pursuant to
Section 10.3.2 below.

                        10.3.1  Operator may purchase authorized
Non-Proprietary Products from (i) Franchisor, (ii) Suppliers designated by Franchisor, or (iii) Suppliers selected by Operator and approved in writing by Franchisor prior to Operator making such purchase(s). Each such Supplier designated or approved by Franchisor must comply with Franchisor's usual and customary requirements regarding insurance, indemnification, and non-disclosure, and shall have demonstrated to the reasonable satisfaction of
Franchisor: (a) its ability to supply a Non-Proprietary Product meeting the specifications of Franchisor, which may include, without limitation, specifications as to brand name and model, contents, quality, freshness and compliance with governmental standards and regulations; and (b) its reliability with respect to delivery and the consistent quality of its products or services.

                        10.3.2  If Operator should desire to procure
authorized Non-Proprietary Products from a Supplier other than Franchisor or one previously approved or designated by Franchisor, Operator shall deliver written notice to Franchisor of its desire to seek approval of such Supplier, which notice shall (i) identify the name and address of such Supplier, (ii) contain such information as may be requested by Franchisor or required to be provided pursuant to the Manuals (which may include reasonable financial, operational and economic information regarding its business ), and (iii) identify the authorized Non-Proprietary Products desired to be purchased from such Supplier. Franchisor shall, upon request of Operator, furnish to Operator specifications for such Non-Proprietary Products if such are not contained in the Manuals. The Franchisor may thereupon request that the proposed Supplier furnish Franchisor at no cost to Franchisor product samples, specifications and such other information as Franchisor may require. Franchisor or its representatives shall also be permitted to inspect the facilities of the proposed Supplier and establish economic terms, delivery, service and other requirements consistent with other distribution relationships for other Diedrich Coffee Coffeehouses.

                (a) Franchisor will use its good faith efforts to notify Operator of its decision within 90 days after Franchisor's receipt of Operator's request for approval and other requested information and items in full compliance with Section 10.3.2. Nothing in this article shall require Franchisor to approve any distributor, and without limiting Franchisor's right to approve or disapprove a Supplier in its discretion, Operator acknowledges that it is generally disadvantageous to the system generally from a cost and service basis to have more than one distributor in any given market area and that among the other factors Franchisor may consider in deciding whether to approve a proposed Supplier, it may consider the affect that such approval may have on the ability of Franchisor and its franchisees to obtain the lowest distribution costs and on the quality and uniformity of products offered system-wide by Diedrich Coffee franchisees. Franchisor may revoke its approval upon the Supplier's failure to continue to meet any of Franchisor's criteria.

                (b) As a further condition of such approval, Franchisor may require such Supplier to agree in writing: (i) to provide from time to time upon Franchisor's request free samples of any Non-Proprietary Product it intends to supply to Operator, (ii) to faithfully comply with Franchisor's specifications for applicable Non-Proprietary Products sold by it, (iii) to sell any Non-Proprietary Product bearing the Marks only to franchisees of Franchisor and only pursuant to a Trademark License Agreement in form prescribed by Franchisor (which may require payment of a royalty), (iv) to provide to Franchisor duplicate purchase invoices for Franchisor's records and inspection purposes and (v) to otherwise comply with Franchisor's reasonable requests.

                (c) Operator or the proposed Supplier shall pay to Franchisor in advance all of Franchisor's reasonably anticipated costs in reviewing the application of the Supplier to service the Operator and all current and future reasonable costs and expenses, including travel and living costs, related to inspecting, reinspecting and auditing the Suppliers' facilities, equipment, and food products, and all product testing costs paid by Franchisor to third parties.

                10.4    PURCHASES FROM FRANCHISOR, EXTENSIONS OF CREDIT.

                        10.4.1 Franchisor shall not be liable to Operator on account of any delay or failure in the manufacture, delivery or shipment of roasted coffee beans, blends or other products caused by events or circumstances beyond Franchisor's reasonable control including such events as labor or material shortages, conditions of supply and demand, import/export restrictions, or disruptions in Franchisor's supply sources. In the event from time to time that the available supply of any product is inadequate to fulfill the needs or orders of all coffeehouses operated by Franchisor, its affiliates and its franchisees, including Operator, Franchisor shall make such allocations of product as it may decide in good faith.

                        10.4.2 All product orders by Operator shall be subject to acceptance by Franchisor at Franchisor's designated offices, and Franchisor reserves the right to accept or reject, in whole or in part, any order placed by Operator. Operator shall submit to Franchisor, upon written request, financial statements which contain sufficient information to enable Franchisor to determine the credit limits, if any, to be extended to Operator. Franchisor, in its sole discretion, may establish the credit terms, if any, upon which it will accept Operator's orders, and may require Operator to pay for orders on a cash-in-advance or cash-on-delivery basis.

                        10.4.3 Each order placed by Operator, whether oral or written, for any product shall be deemed to incorporate all of the terms and conditions of this Agreement, shall be deemed subordinate to this Agreement in any instance where any term or condition of such order conflicts with any term or condition of this Agreement, and shall include such information as Franchisor may from time to time specify, and shall be submitted on such form of purchase order as my be prescribed by Franchisor from time to time. No purchase order submitted by Operator shall contain any terms except as approved in writing by Franchisor, nor be deemed complete unless all of the information required by the prescribed purchase order form, as revised from time to time, is provided by Operator. No new or additional term or condition contained in any order placed by Operator shall be deemed valid, effective or accepted by Franchisor unless such term or condition shall have been expressly accepted by Franchisor in writing.

                10.5 PURCHASE/DISTRIBUTION PROGRAMS. Operator agrees that at such times that Franchisor establishes a regional purchase or distribution program, or both, for any of the Operator's goods, raw materials or supplies, which may benefit Operator by reduced price, lower labor costs, production of improved Authorized Product(s), increased reliability in supply, improved distribution, cost control (establishment of consistent pricing for reasonable periods to avoid market fluctuations), improved operations by Operator OR other tangible benefits to Operator, Operator will participate in such purchasing program in accordance with the terms of such program.

                10.6 TEST MARKETING. Franchisor may, from time to time, authorize Operator to test market products and/or services in connection with the operation of the Coffeehouse. Operator shall cooperate with Franchisor in connection with the conduct of such test marketing programs and shall comply with the Franchisor's rules and regulations established from time to time in connection herewith.

                                   ARTICLE 11
                   REPORTS, BOOKS AND RECORDS, INSPECTIONS

                11.1 GENERAL REPORTING. Operator shall submit weekly financial reporting forms and such other financial, operational and statistical information as Franchisor may require to: (i) assist Operator in the operation of its Coffeehouse in accordance with the System; (ii) allow Franchisor to monitor the Operator's Gross Sales, purchases, costs and expenses; (iii) enable Franchisor to develop chain wide statistics which may improve bulk purchasing; (iv) assist Franchisor in the development of new Authorized Products or the removal of existing unsuccessful products; (v) enable Franchisor to refine existing Authorized Diedrich Coffee Products;
(vi) generally improve chain-wide understanding of the System (collectively, the "Information"). Without limiting the generality of the foregoing:

                        11.1.1 Unless otherwise directed by Franchisor in writing, by the Tuesday following each Week, or at such other times as may be established by Franchisor, Operator shall submit to Franchisor by facsimile a written weekly summary in form prescribed by Franchisor showing the results of its operations for that Week. Operator will allow Franchisor to poll on a daily basis at a time selected by the Franchisor the Operator's Coffeehouse computerized POS system to retrieve sales, usage, and operations data.

                        11.1.2 On or before the 10th day of each month during the Term hereof, Operator shall submit a monthly sales summary signed by Operator, on a form prescribed by Franchisor, reporting all Gross Sales for the preceding month, together with such additional financial information as Franchisor may from time to time request.

                        11.1.3 On or before the 30th day following each calendar quarter during the Term hereof, Operator shall submit to Franchisor financial statements for the preceding quarter, including a balance sheet and profit and loss statement, prepared in the form and manner prescribed by the Franchisor and in accordance with generally accepted accounting principles, which shall be certified by Operator to be accurate and complete.

                        11.1.4 Operator shall submit to Franchisor a semi-annual Profit and Loss Statement, signed and certified by Operator. The Profit and Loss Statement shall be prepared by a Certified or Public Accountant, in accordance with generally accepted accounting principles, and shall provide Operator's sales, expenses and financial status with respect to Operator's Coffeehouse. Operator shall submit to Franchisor a copy of the original signed 1120 or 1120S tax form each and every year or any other forms which take the place of the 1120 or 1120S forms. Operator shall also provide Franchisor with copies of signed original sales and use tax forms contemporaneously with their filing with the appropriate state or local authority. Franchisor reserves the right to require such further information concerning Operator's Coffeehouse as Franchisor may from time to time reasonably request.

                        11.1.5 Within 60 days following the end of each calendar year, Operator shall submit to Franchisor an unaudited annual financial statement prepared in accordance with generally accepted accounting principles, and in such form and manner prescribed by Franchisor, which shall be certified by Operator to be accurate and complete.

                        11.1.6 Operator shall immediately (in no event more than 24 hours following) notify Franchisor of any (a) incident that may adversely affect the operation or financial condition of Operator's Coffeehouse, Franchisor or its affiliates; (b) legal action (including the commencement of a suit or proceeding, or the threat thereof), (c) issuance of any writ, order, injunction, award or decree of any court, agency or Government authority, including any citation, fine or closing order, or (d) any other adverse inquiry, notice, demand or sanction received by Operator relating to the operation of the Coffeehouse or Location, including any alleged violation of any Applicable Law, including health, safety or employment law violations, and including any labor dispute or actual or threatened labor strike, work stoppage, lock-out or other incident relating to any labor agreement, and shall provide Franchisor with copies of all related correspondence and other communications and information relating thereto.

                11.2 INSPECTIONS. Franchisor's authorized representatives shall have the right to enter Operator's Location and Coffeehouse during business hours, with or without notice, without unreasonably disrupting Operator's business operations, for the purposes of examining same, conferring with Operator's employees, inspecting and checking operations, food, beverages, furnishings, interior and exterior decor, supplies, fixtures, and equipment, and determining whether the business is being conducted in accordance with this Agreement, the System and the Manuals. If any such inspection indicates any deficiency or unsatisfactory condition with respect to any matter required under this Agreement or the Manuals, including but not limited to quality, cleanliness, service, health and authorized product line, Franchisor will notify Operator in writing of Operator's non-compliance with the Manuals, the System, or this Agreement. Operator shall have 24 hours after receipt of such notice, or such other greater time period as Franchisor in its sole discretion may provide, to correct or repair such deficiency or unsatisfactory condition, if it can be corrected or repaired within such period of time. If not, Operator shall within such time period commence such correction or repair and thereafter diligently pursue it to completion.

                11.3 AUDITS. Upon 10 days prior written notice, Franchisor, its agents or representatives may audit Operator's books and records in accordance with generally accepted standards established by certified public accountants. In connection with such audit(s) or other operational visits, Operator shall keep its cash receipts records, weekly and monthly control forms, accounts payable records including all payments to Operator's Suppliers in its Coffeehouse or at its business office for 5 years after their due date, which records shall be available for examination by Franchisor or its representative(s), at

Franchisor's request. Without any prior written notice, Franchisor, its agents or representatives may inspect Operator's entire Coffeehouse and Operator's daily, weekly and monthly statistical information which is required under the Operational Manual. Operator shall make such information available for such inspections in recognition that an operational inspection cannot succeed without review of essential statistical information. If any audit or other investigation reveals an under-reporting or under-recording error of 5% percent or more, then in addition to any other sums due, the expenses of the audit/inspection shall be borne and paid by Operator upon billing by Franchisor, plus interest at the highest compound rate authorized by law, but not to exceed the rate of 15% percent per annum.

                                  ARTICLE 12
                                    MARKS

                12.1 USE OF MARKS. The Coffeehouse herein licensed and franchised shall be named "Diedrich Coffee" without any suffix or prefix attached thereto and Operator shall use and display such of the Franchisor's Marks and such signs, advertising and slogans as Franchisor may from time to time prescribe or approve. Upon expiration or sooner termination of this Agreement, Franchisor may, if Operator does not do so, execute in Operator's name and on Operator's behalf, any and all documents necessary in Franchisor's judgment to end and cause the discontinuance of Operator's use of the Marks and Franchisor is hereby irrevocably appointed and designated as Operator's attorney-in-fact so to do.

                12.2 NON-USE OF TRADE NAME. If Operator is a Business Entity, it shall not use Franchisor's Marks, or Franchisor's trade name, or any words or symbols which are confusingly similar to the Marks, as all or part of Operator's name.

                12.3 USE OF OTHER MARKS. Operator shall not display the trademark, service mark, trade name, insignia or logotype of any other person or Business Entity in connection with the operation of the Coffeehouse without the express prior written consent of Franchisor, which may be withheld in its sole subjective discretion.

                12.4 NON-OWNERSHIP OF MARKS. Nothing herein shall give Operator any right, title or interest in or to any of the Marks, except a mere privilege and license during the term hereof, to display and use the same according to the terms and conditions herein contained.

                12.5 DEFENSE OF MARKS. If Operator receives notice, or is informed, of any claim, suit or demand against Operator on account of any alleged infringement, unfair competition, or similar matter on account of its use of the Marks in accordance with the terms of this Agreement, Operator shall promptly notify Franchisor of any such claim, suit or demand. Thereupon, Franchisor shall take such action as it may deem necessary and appropriate to protect and defend Operator against any such claim by any third party; Franchisor shall not be obligated to take any such action, however. Operator shall not settle or compromise any such claim by a third party without the prior written consent of Franchisor. Franchisor shall have the sole right to defend, compromise or settle any such claim, in its discretion, at Franchisor's sole cost and expense, using attorneys of its own choosing, and Operator shall cooperate fully with Franchisor in connection with the defense of any such claim. Operator may participate at its own expense in such defense or settlement, but Franchisor's decisions with regard thereto shall be final.

                12.6 PROSECUTION OF INFRINGERS. If Operator shall receive notice or is informed or learns that any third party, which it believes to be unauthorized to use the Marks, is using the Marks or any variant thereof, Operator shall promptly notify Franchisor of the facts relating to such alleged infringing use. Thereupon, Franchisor shall, in its sole discretion, determine whether or not it wishes to take any action against such third person on account of such alleged infringement of the Marks. Operator shall have no right to make any demand against any such alleged infringer or to prosecute any claim of any kind or nature whatsoever against such alleged infringer for or on account of such infringement.

                12.7 MODIFICATION OF MARKS. From time to time, in the Manuals or in directives or bulletins supplemental thereto, Franchisor may add to, delete or modify any or all of the Marks. Operator shall use, or cease using, as may be applicable, the Marks, including but not limited to, any such modified or additional trade names, trademarks, service marks, logotypes and commercial symbols, in strict accordance with the procedures, policies, rules and regulations contained in the Manuals or in written directives issued by Franchisor to Operator, as though they were specifically set forth in this Agreement.

                12.8 ACTS IN DEROGATION OF THE MARKS. Operator agrees that the Marks are the exclusive property of Franchisor and Operator now asserts no claim and will hereafter assert no claim to any goodwill, reputation or ownership thereof by virtue of Operator's licensed and/or franchised use thereof, or otherwise. Operator shall not do or permit any act or thing to be done in derogation of any of the rights of Franchisor in connection with the same, either during the Term of this Agreement or thereafter, and that it will use the Marks only for the uses and in the manner licensed and/or franchised hereunder and as herein provided. Without limiting the foregoing, Operator shall not interfere in any manner with, or attempt to prohibit, the use of Franchisor's Marks by any other franchisee or licensee of Franchisor.

                12.9 ASSUMED NAME REGISTRATION. If Operator is required to do so by any statute or ordinance, Operator shall promptly upon the execution of this Agreement file with applicable government agencies or offices, a notice of its intent to conduct its business under the name "Diedrich Coffee". Promptly upon the expiration or termination of this Agreement for any reason whatsoever, Operator shall promptly execute and file such documents as may be necessary to revoke or terminate such assumed name registration, and if Operator shall fail to promptly execute and file such documents as may be necessary to effectively revoke and terminate such assumed name registration, Operator hereby irrevocably appoints Franchisor as its Attorney-in-fact to do so for and on behalf of Operator.

                                  ARTICLE 13
                 COVENANTS REGARDING OTHER BUSINESS INTERESTS

                13.1 NON-COMPETITION AND TRADE SECRETS. Operator acknowledges that the Diedrich Coffee System is unique and distinctive and has been developed by Franchisor at great effort, time, and expense, and that Operator has regular and continuing access to valuable and confidential information, training, and trade secrets regarding the Diedrich Coffee System. Operator recognizes its obligations to keep confidential such information as set forth herein. Operator therefore agrees as follows:

                        13.1.1 During the Term except with Franchisor's prior written consent, neither Operator, nor any Owner, officer or director of Operator, shall, in any capacity whatsoever, either directly or indirectly, individually or through any Business Entity, engage in the roasting of green coffee beans, the sale of roasted coffee beans or ground coffee produced by third parties, or the production or sale at retail or wholesale of any espresso or coffee product, or have any employment or other financial interest in any Business Entity engaged in the foregoing; and

                        13.1.2 Upon the expiration or termination of this Agreement, or if Operator assigns or transfers its interest herein to any person or Business Entity, or if any Owner, officer or director of Operator shall terminate his or her relationship with Operator, then for a period of 24 months thereafter, neither Operator nor such Owner, officer or director, as applicable, shall, in any capacity whatsoever, either directly or indirectly, individually or through any Business Entity, engage in the production or sale at retail of any type of any espresso or coffee product, or have any employment or interest in any firm engaged in the production or sale at retail or wholesale of any such products, at a site within 1 mile of the Location or any other "Diedrich Coffee" coffeehouse, kiosk or cart then existing, unless Franchisor gives its prior written consent.

                        13.1.3 Franchisor possesses and continues to develop, and during the course of the relationship established hereunder, Operator shall have access to, proprietary and confidential information, including recipes, secret ingredients, specifications, procedures, concepts and methods and techniques of operating the Coffeehouse and producing Authorized Diedrich Coffee Products (the "Trade Secrets"). Franchisor will disclose certain of its Trade Secrets to Operator in the Operating Manual, bulletins, supplements, confidential correspondence, or other confidential communications, and through the Franchisor's training program and other guidance and management assistance, and in performing Franchisor's other obligations and exercising Franchisor's rights under this Agreement. "Trade Secrets shall not include information which: (a) has entered the public domain or was known to Operator prior to Franchisor's disclosure of such information to Operator, other than by the breach of an obligation of confidentiality owed (by anyone) to Franchisor; (b) becomes known to Operator from a source other than

Franchisor and other than by the breach of an obligation of confidentiality owed (by anyone) to Franchisor; or (c) was independently developed by Operator without the use or benefit of any of the Franchisor's Trade Secrets; The burden of proving the applicability of the foregoing will reside with Operator.

                        13.1.4 Operator shall acquire no interest in the Trade Secrets other than the right to use them in developing and operating the Business during the Term of this Agreement. Operator's duplication or use of the Trade Secrets in any other endeavor or business shall constitute an unfair method of competition. Operator shall: (i) not use the Trade Secrets in any business or other endeavor other than in connection with the Business; (ii) maintain absolute confidentiality of the Trade Secrets during and after the Term of this Agreement; (iii) make no unauthorized copy of any portion of the Trade Secrets, including without limitation, the Operating Manual, bulletins, supplements, confidential correspondence, or other confidential communications, whether written or oral; and (iv) operate and implement all reasonable procedures prescribed from time to time by Franchisor to prevent unauthorized use and disclosure of the Trade Secrets, including without limitation, restrictions on disclosure to employees and use of non-disclosure and non-competition provisions as Franchisor prescribes in employment agreements with employees who may have access to the Trade Secrets. Promptly upon Franchisor's request, Operator shall deliver executed copies of such agreements to Franchisor.

                        13.1.5 In the event any portion of the above covenants violates laws affecting Operator, or is held invalid or unenforceable in a final judgment to which Franchisor and Operator are parties, then the maximum legally allowable restriction permitted by law shall control and bind Operator. Franchisor may at any time unilaterally reduce the scope of any part of the above covenants, and Operator shall comply with any such reduced covenant upon receipt of written notice.

                13.2 OPERATOR'S AFFILIATES. For purposes of this Article only, "Operator" shall mean and include the individual Operator; Operator's spouse and minor children and its Owners, officers and directors if Operator is a Business Entity and Operator shall, except as Franchisor may otherwise agree, cause each such person to acknowledge and agree to be bound by the provisions of Section 13.1. The provisions of this Article shall not limit, restrain or otherwise affect any right or cause of action which may accrue to Franchisor for any infringement of, violation of, or interference with, this Agreement, or Franchisor's Marks, System, trade secrets, or any other proprietary aspects of Franchisor's business.

                                  ARTICLE 14
                    INTERFERENCE WITH EMPLOYMENT RELATIONS

        Without Franchisor's prior written consent, during the term of this Agreement, Operator shall not employ or seek to employ, directly or indirectly, any person serving in an executive, managerial or operational position who is at the time or was at any time during the prior 6 months employed by Franchisor or any of its Affiliates. Request for Franchisor's consent shall be sent in writing to Franchisor.

                                  ARTICLE 15
                        NATURE OF INTEREST, ASSIGNMENT

                15.1 ASSIGNMENT BY FRANCHISOR. Franchisor shall have the right to transfer or assign this Agreement to any person or legal entity who assumes its terms and agrees to comply with Franchisor's obligations contained herein. Franchisor shall have no liability for the performance of any obligations contained in this Agreement after the effective date of such transfer or assignment.

                15.2 ASSIGNMENT BY OPERATOR. The rights and duties created by this Agreement are personal to Operator. Accordingly, except as otherwise may be permitted herein, neither Operator nor any person with an interest in Operator shall, without Franchisor's prior written consent, directly or indirectly sell, assign, transfer, convey, give away, pledge, mortgage, or otherwise encumber any direct or indirect interest in this Agreement (an "Assignment") . Any such purported Assignment occurring by operation of law or otherwise without Franchisor's prior written consent shall constitute a default of this Agreement by Operator, and shall be null and void. Except in the instance of Operator advertising to sell its Coffeehouse pursuant to the terms hereof, Operator shall not, without Franchisor's prior written consent, offer for sale or transfer at public or private auction or advertise publicly for sale or transfer, the furnishings, interior and exterior decor items, supplies, fixtures, equipment, Operator's Lease or the real or personal property used in connection with Operator's Coffeehouse.

        If Operator is a Business Entity, any sale, assignment, transfer, conveyance, gift, pledge, mortgage, or other encumbrance of 50% or more of the outstanding and issued stock or other ownership interest of Operator by one or more transfers or any other event(s) or transaction(s) which, directly or indirectly, effectively changes management control of Operator shall constitute an "Assignment" hereunder. Franchisor will not unreasonably withhold its consent to any transfer or assignment which is subject to the restrictions of this Article, provided however, Franchisor may impose any reasonable condition to the granting of its consent, and requiring Operator to satisfy any or all of the following conditions shall be deemed reasonable:

                        15.2.1 Upon the execution of this Agreement and upon each direct or indirect transfer of an interest in this Agreement or in Operator and at any other time upon Franchisor's request, Operator shall, within 5 days prior to such transfer or at any other time at Franchisor's request, furnish Franchisor with an estoppel agreement indicating any and all causes of action, if any, that Operator may have against Franchisor or if none exist, so stating, and a list of all Owners having an interest in this Agreement or in Operator, the percentage interest of Owner, and a list of all officers and directors, in such form as Franchisor may require;

                        15.2.2 Operator's written request for transfer of either a partial or whole interest in this Agreement or Operator's Coffeehouse must be accompanied by an offer to Franchisor of a right of first refusal at the same price offered by any bona fide buyer. Franchisor shall have the right and option, exercisable within 15 days after receipt of such written notification, to send written notice to Operator or such person that Franchisor or its third-party designee, intends to purchase the interest which is proposed to be transferred, on the same terms and conditions offered by the third party. If Franchisor accepts such offer, the training and transfer/administrative fees due by Operator in accordance with Section
15.2.9 shall be waived by Franchisor. Any material change in the terms of an offer prior to closing shall cause it to be deemed a new offer, subject to the same right of first refusal by Franchisor, or its third-party designee, as in the case of the initial offer. Franchisor's failure to exercise such option shall not constitute a waiver of any other provision of this Agreement, including any of the requirements of this Article with respect to the proposed transfer;

                        15.2.3 The Operator is not in default under the terms of this Agreement, the Manuals or any other obligations owed Franchisor, and all of its then-due monetary obligations to Franchisor have been paid in full;

                        15.2.4 The Operator and its Owners, if the Operator is a Business Entity, have executed a general release under seal, in a form prescribed by Franchisor, of any and all claims against Franchisor, its affiliates, subsidiaries, shareholders, directors, officers, and employees;

                        15.2.5 The transferee/assignee has demonstrated to Franchisor's satisfaction that it meets all of Franchisor's then-current requirements for new operators or for holders of an interest in a franchise, including, without limitation, possession of good moral character and reputation, satisfactory credit ratings, acceptable business qualifications, and the ability to fully comply with the terms of this Agreement;

                        15.2.6 The transferee/assignee has assumed this Agreement by a written assumption agreement approved by Franchisor, or has agreed to do so at closing, and at closing executes an assumption agreement approved by Franchisor;

                        15.2.7 The transferee/assignee, its manager or other employees responsible for the operation of the Coffeehouse have satisfactorily completed Franchisor's training program;

                        15.2.8 The transferee/assignee executes such other documents as Franchisor may require, including a replacement franchise agreement on the then-standard franchise agreement form used by Franchisor, in order to assume all of the obligations of this Agreement, to the same extent, and with the same effect, as previously assumed by the assignor;

                        15.2.9  The Operator transfers all Franchise
Agreements between Operator and Franchisor to the same transferee/assignee;
and

                        15.2.10 Upon submission Operator's request for Franchisor's consent to any proposed transfer or assignment, Operator shall pay to Franchisor a transfer fee ("Transfer Fee") equal to the greater of: (a) 2% of all consideration received or receivable, directly or indirectly, by Operator in connection with the transfer or assignment, or (b) the sum of (i) a $1,500 administrative/transfer fee, plus (ii) a $15,000 training fee (payable only for the first assigned franchise agreement in the case of multiple franchise agreements being assigned simultaneously to the same assignee). Such Transfer Fee will not be due with respect to any transfer that (together with all other related previous, simultaneous, or proposed transfers) does not result in the transfer of control of Operator.

                        15.2.11 Franchisor's consent to a transfer shall not constitute a waiver of any claims it may have against the transferring party arising out of this Agreement or otherwise.

                                  ARTICLE 16
                           DEFAULT AND TERMINATION

                16.1 GENERAL. Franchisor shall have the right to terminate this Agreement prior to its scheduled expiration date pursuant to
Section 3.1 only for "cause". "Cause" is hereby defined as a material breach of this Agreement. Franchisor shall exercise its right to terminate this Agreement upon notice to Operator upon the following circumstances and manners.

                16.2 AUTOMATIC TERMINATION WITHOUT NOTICE. Subject to Applicable Laws of the jurisdiction in which Operator's Coffeehouse is located to the contrary, Operator shall be deemed to be in default under this Agreement, and all rights granted herein shall automatically terminate without notice to Operator if: (i) Operator shall be adjudicated bankrupt or judicially determined to be insolvent (subject to any contrary provisions of any applicable state or federal laws), shall admit to its inability to meet its financial obligations as they become due, or shall make a disposition for the benefit of its creditors; (ii) Operator shall allow a judgment against him in the amount of more than $5,000 to remain unsatisfied for a period of more than 30 days (unless a supersedeas or other appeal bond has been filed);
(iii) if the Coffeehouse or Location, or the Operator's assets are seized, taken over or foreclosed by a government official in the exercise of its duties, or seized, taken over, or foreclosed by a creditor or lienholder provided that a final judgment against the Operator remains unsatisfied for
30) days (unless a supersedes or other appeal bond has been filed); (iv) if a levy of execution of attachment has been made upon the license granted by this Agreement or upon any property used in the Coffeehouse, and it is not discharged within 5 days of such levy or attachment; (v) if Operator permits any mechanics lien to attach to the Coffeehouse or to any equipment or other Leasehold Improvements; (vi) allows or permits any judgment to be entered against Franchisor or its subsidiaries or affiliated corporations, arising out of or relating to the operation of Operator's Coffeehouse; or (vii) is convicted of any felony, or any criminal misconduct relevant to the operation of the Coffeehouse.

                16.3 OPTION TO TERMINATE WITHOUT NOTICE. Operator shall be deemed to be in default and Franchisor may, at its option, terminate this Agreement and all rights granted hereunder, without affording Operator any opportunity to cure the default, effective immediately upon receipt of notice by Franchisor upon the occurrence of any of the following events:

                        16.3.1 ABANDONMENT. If Operator shall abandon the Coffeehouse. For purposes of this Agreement, "abandon" shall refer to (i) Operator's failure, at any time during the term of this Agreement, to keep the Coffeehouse open and operating for business for a period of 5 consecutive days, except as provided in the Manuals, (ii) Operator's failure to keep the Coffeehouse open and operating for any period after which it is not unreasonable under the facts and circumstances for Franchisor to conclude that Operator does not intend to continue to operate the franchise, unless such failure to operate is due to fire, flood, earthquake or other similar causes beyond Operator's control, and (iii) failure to actively and continuously maintain and answer Operator's telephone;

                        16.3.2 ASSIGNMENT, DEATH OR INCAPACITY. If Operator shall purport to sell, assign, transfer or encumber in whole or in part the Coffeehouse, or any substantial portion of its assets, without the prior written consent of Franchisor; provided, however, that on written request and on condition that the Coffeehouse continues to be operated in conformity with this Agreement, (i) upon the death or legal incapacity of a Operator who is an individual, Franchisor shall allow up to 6 months after such death or legal incapacity for the heirs, personal representatives, or conservators (the "Heirs") of Operator either to enter into a new Franchise Agreement upon Franchisor's then current form (except that no initial franchise fee or transfer fee shall be charged), if Franchisor is subjectively satisfied that the Heirs meet Franchisor's standards and qualifications, or if not so satisfied to allow the Heirs to sell the Coffeehouse to a person approved by Franchisor, or (ii) upon the death or legal incapacity of a member or stockholder owning 50% or more of the capital stock, membership interests or voting power of a corporate or limited liability company Operator, or a general or limited partner owning 50% or more of any of the Partnership Rights of a Operator which is a Partnership, Franchisor shall allow a period of up to 6 months after such death or legal incapacity for the Heirs to seek and obtain Franchisor's consent to the transfer or Assignment of such stock, membership interests or Partnership Rights to the Heirs or to another person acceptable by Franchisor. If, within said 6 month period, said Heirs fail either to enter into a new franchise agreement or to sell the Coffeehouse to a person approved by Franchisor pursuant to Section 15.2, or fail either to receive Franchisor's consent to the transfer or Assignment of such stock, membership interest or Partnership Rights to the Heirs or to another person acceptable by Franchisor, as provided in Section 15.2, this Agreement shall thereupon automatically terminate;

                        16.3.3 REPEATED DEFAULTS. If Operator shall default in any material obligation as to which Operator has previously received 3 or more written notices of default from Franchisor setting forth the material breach complained of within the preceding 12 months, such repeated course of conduct shall itself be grounds for termination of this Agreement without further notice or opportunity to cure;

                        16.3.4 MISREPRESENTATION. If Operator makes any material misrepresentations relating to the acquisition of the Coffeehouse.

                        16.3.5 VIOLATION OF LAW. If Operator fails, for a period of 10 days after having received notification of noncompliance from Franchisor or any governmental or quasi-governmental agency or authority, to comply with any federal, state or local law or regulation applicable to the operation of the Coffeehouse;

                        16.3.6 HEALTH OR SAFETY VIOLATIONS. Operator's conduct of the Coffeehouse licensed pursuant to this Agreement is so contrary to this Agreement, the System and the Manuals as to constitute an imminent danger to the public health (for example, selling spoiled food knowing that the food products are spoiled or allowing a dangerous condition arising from a failure to strictly comply with any health code or ordinance or other Applicable Law to continue despite Operator's knowledge of such condition), or selling expired or other unauthorized products to the public after notice of default and continuing to sell such products whether or not Operator has cured the default after one or more notices;

                        16.3.7 UNFAIR COMPETITION. Any violation by Operator of Section 13.1; Operator's intentional disclosure or use of the contents of the Manual, trade secrets or confidential or proprietary information provided to Operator by Franchisor in violation of this Agreement, excluding independent acts of employees or others if Operator has failed to exercise its best efforts to prevent such disclosures or use;

                        16.3.8  UNDER REPORTING.  If an audit or
investigation conducted by Franchisor hereof discloses that Operator has knowingly maintained false books or records, or submitted false reports to Franchisor, or knowingly understated its Gross Sales or withheld the reporting of same as herein provided;

                        16.3.9 CRIMINAL OFFENSES. If Operator is convicted of a felony or any other crime or offense that is reasonably likely, in the sole opinion of Franchisor, to adversely affect the System, the Marks, the goodwill associated therewith, or Franchisor's interest therein;

                        16.3.10 ASSIGNMENT WITHOUT CONSENT. If Operator purports to make any Assignment without Franchisor's prior written consent or in violation of the terms of Section 15.2 of this Agreement;

                        16.3.11 INTELLECTUAL PROPERTY. If Operator misuses or makes any unauthorized use of the Marks or otherwise materially impairs the goodwill associated therewith or Franchisor's rights therein, or which reflects materially and unfavorably upon the operation and reputation of the Coffeehouse or System.

                16.4 TERMINATION WITH NOTICE AND OPPORTUNITY TO CURE. Except for any default by Operator under Sections 16.2 or 16.3, or as otherwise expressly provided in this Agreement, Operator shall have 10 days (5 days in the case of any default in the timely payment of sums due to Franchisor or its Affiliates), after Franchisor's written notice of default within which to remedy any default under this Agreement, and to provide evidence of such remedy to Franchisor. If any such default is not cured within that time period, or such longer time period as Applicable Law may require or as Franchisor may specify in the notice of default, this Agreement and all rights granted by it shall thereupon automatically terminate without further notice or opportunity to cure.

        Operator shall be in material default under this Article for any failure to comply with any of the requirements imposed by this Agreement. Such material defaults shall include the occurrence of any one or more of the following events:

                        16.4.1 Operator's failure, refusal, or neglect to promptly pay any monies owed to Franchisor, its subsidiaries or affiliates, when due, or to submit the financial or other information required by Franchisor under this Agreement;

                        16.4.2 Operator's failure to maintain the standards specified by Franchisor in the Manual or otherwise;

                        16.4.3 Operator's failure, refusal or neglect to obtain Franchisor's prior written approval or consent as required by this Agreement;

                        16.4.4 Operator's misuse or unauthorized use of Franchisor's Marks or other material impairment of the goodwill associated therewith or Franchisor's rights therein;

                        16.4.5 Operator's commencement of or conducting any business operation, or marketing of any product, under a name or mark which, in Franchisor's reasonable opinion, is confusingly similar to Franchisor's Marks;

                        16.4.6 Operator's default, without cure after the applicable grace period, under any Lease, mortgage, or deed of trust covering the Location; or

                        16.4.7 Operator's failure to procure or maintain the insurance required by this Agreement or in the Lease for the Location.

                16.5 REIMBURSEMENT OF FRANCHISOR COSTS. In the event of a default by Operator, all of Franchisor's costs and expenses arising from such default, including reasonable legal fees and reasonable hourly charges of Franchisor's administrative employees shall be paid to Franchisor by Operator within 5 days after cure.

                16.6 CROSS-DEFAULT. Any material default by Operator under the terms and conditions of this Agreement or any Lease, or any other agreement between Franchisor, or its affiliate, and Operator, or any default by Operator of its obligations to any Advertising Cooperative of which it is a member, shall be deemed to be a material default of each and every said agreement. Furthermore, in the event of termination, for any cause, of this Agreement or any other agreement between the parties hereto, Franchisor may, at its option, terminate any or all said agreements.

                16.7 NOTICE REQUIRED BY LAW. Notwithstanding anything to the contrary contained in this Article 16, in the event any valid, Applicable Law of a competent Governmental Authority having jurisdiction over this Agreement and the parties hereto shall limit Franchisor's rights of termination hereunder or shall require longer notice periods than those set forth above, this Agreement shall be deemed amended to conform to the minimum notice periods or restrictions upon termination required by such laws and regulations. Franchisor shall not, however, be precluded from contesting the validity, enforceability or application of such laws or regulations in any action, hearing or dispute relating to this Agreement or the termination thereof.

                                  ARTICLE 17
                   RIGHTS AND OBLIGATIONS UPON TERMINATION

                17.1 GENERAL. Upon the expiration or termination of Operator's rights granted under this Agreement:

                        17.1.1 Operator shall immediately cease to use Franchisor's Marks, and any confusingly similar trademark, service mark, trade name, logotype, or other commercial symbol or insignia. Operator shall at its own cost, make cosmetic changes to Operator's Coffeehouse so that it no longer contains or resembles Franchisor's proprietary designs including, but not limited to, Operator shall remove all Diedrich Coffee identifying materials and distinctive Diedrich Coffee cosmetic features and finishes, interior wall coverings and colors, exterior finishes and colors, signage and Diedrich Coffee counter equipment (which shall be deemed proprietary to Franchisor) from the Location as Franchisor may reasonably direct.

                        17.1.2 Franchisor may retain all fees paid pursuant to this Agreement, and Operator shall immediately pay any and all amounts owing to Franchisor, its subsidiaries and affiliates.

                        17.1.3 Any and all obligations of Franchisor to Operator under this Agreement shall immediately cease and terminate.

                        17.1.4 Any and all rights of Operator under this Agreement shall immediately cease and terminate.

                        17.1.5 Franchisor shall have the option, exercisable by written notice within 30 days after the termination of this Agreement, to take an assignment of all telephone numbers (and associated listings) for Operator's Coffeehouse. Operator is not entitled to any compensation from Franchisor if Franchisor exercises this option.

                17.2 SURVIVAL OF OBLIGATIONS. In no event shall a termination or expiration of this Agreement affect Operator's obligations to take or abstain from taking any action in accordance with this Agreement.
The provisions of this Agreement which constitute post-termination covenants and agreements including the obligation of Franchisor and Operator to arbitrate any and all disputes shall survive the termination or expiration of this Agreement.

                17.3 NO OWNERSHIP OF MARKS. Operator acknowledges and agrees that rights in and to Franchisor's Marks and the use thereof shall be and remain the property of Franchisor.

                17.4 GOVERNMENT FILINGS. In the event Operator has registered any of Franchisor's Marks or the name "Diedrich Coffee" as part of Operator's assumed, fictitious or corporate name, Operator shall promptly amend such registration to delete Franchisor's Marks therefrom.

                                  ARTICLE 18
                                  INSURANCE

        18.1 INSURANCE. Operator shall obtain and maintain insurance coverage which shall in each instance designate Franchisor and designated parent companies, subsidiaries, and affiliates as additional named insureds, with an insurance company approved by Franchisor, which approval shall not be unreasonably withheld as follows:

                        18.1.1 comprehensive general liability insurance (including products liability); with coverage of $1,000,000.00 to $3,000,000.00 combined single limit for death, personal injury, and $100,000.00 property damage coverage;

                        18.1.2 business interruption insurance, including Continuing Royalty coverage, for 12 months after casualty, in amounts equal to at least $100,000 ($50,000 in the case of a cart or kiosk);

                        18.1.3 workers' compensation insurance as required by Applicable Law; and

                        18.1.4 windstorm, fire, and extended coverage insurance, insuring the construction of improvements and completed Coffeehouse operated by Operator, for the full replacement value thereof.

                 18.2 USE OF PROCEEDS. In the event of damage to the Coffeehouse covered by insurance, the proceeds of any such insurance shall be used to restore the Coffeehouse to its original condition as soon as possible, unless such restoration is prohibited by the Location lease or Franchisor has otherwise consented to in writing. Upon the obtaining of such insurance, Operator shall promptly provide to Franchisor proof of such insurance coverage and/or at such other times upon the request of Franchisor.


                18.3 PROOF OF INSURANCE. Operator shall, prior to opening its Coffeehouse, file with Franchisor, certificates of such insurance and shall promptly pay all premiums on the policies as they become due. In addition, the policies shall contain a provision requiring 30 days prior written notice to Franchisor of any proposed cancellation, modification, or termination of insurance. If Operator fails to obtain and maintain the required insurance, Franchisor may, at its option, in addition to any other rights it may have, procure such insurance for Operator without notice and Operator shall pay, upon demand, the premiums and Franchisor's costs in taking such action.

                                   ARTICLE 19
                     RELATIONSHIP OF PARTIES, DISCLOSURE

        19.1 RELATIONSHIP OF OPERATOR TO FRANCHISOR. It is expressly agreed that the parties intend by this Agreement to establish between Franchisor and Operator the relationship of franchisor and franchisee. It is further agreed that Operator has no authority to create or assume in Franchisor's name or on behalf of Franchisor, any obligation, express or implied, or to act or purport to act as agent or representative on behalf of Franchisor for any purpose whatsoever. Neither Franchisor nor Operator is the employer, employee, agent, partner or co-venturer of or with the other, each being independent. Operator agrees that it will not hold himself out as the agent, employee, partner or co-venturer of Franchisor. All employees hired by or working for Operator shall be the employees of Operator and shall not, for any purpose, be deemed employees of Franchisor or subject to Franchisor control. Each of the parties shall file its own tax, regulatory and payroll reports, and be responsible for all employee benefits and workers compensation payments, with respect to its respective employees and operations, saving and indemnifying the other party hereto of and from any liability of any nature whatsoever by virtue thereof.

        Neither shall have the power to bind or obligate the other except specifically as set forth in this Agreement. Franchisor and Operator agree that the relationship created by this Agreement is not a fiduciary relationship. Operator shall not, under any circumstances, act or hold itself out as an agent or representative of Franchisor.

                19.2 INDEMNITY BY OPERATOR. Operator hereby agrees to protect, defend and indemnify Franchisor, and all of its past, present and future partners, shareholders, direct and indirect parent companies, subsidiaries, affiliates, officers, directors, employees, attorneys and designees and hold them harmless from and against any and all costs and expenses, including attorneys' fees, court costs, losses, liabilities, damages, claims and demands of every kind or nature on account of any actual or alleged loss, injury or damage to any person or Business Entity or to any property arising out of or in connection with Operator's operation of the Location and Coffeehouse pursuant hereto.

                                  ARTICLE 20
                                   NOTICES

                20.1 GENERAL. Except as otherwise expressly provided herein, all written notices and reports permitted or required to be delivered by the parties pursuant hereto shall be deemed so delivered at the time delivered by hand, one business day after transmission by facsimile, telegraph or other electronic system (with confirmation copy sent by regular U.S. mail), or 3 business days after placement in the United States Mail by Registered or Certified Mail, Return Receipt Requested, postage prepaid and addressed as follows:

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

        If to Franchisor:       Diedrich Coffee
                                2144 Michelson Drive
                                Irvine, CA  92612
                                Attn:   President

                                Facsimile No.: (714) 756-1144

        With copy (which shall not constitute notice) to:

                                Kenneth R. Costello, Esq.
                                Jenkens & Gilchrist P.C.
                                12100 Wilshire Blvd., 15th Floor
                                Los Angeles, CA 90025
                                Facsimile No.: (213) 688-3460

        If to Operator:         ______________________
                                ______________________
                                ______________________
                                ______________________
                                Facsimile No. _______________

        Any party may change his or its address by giving 10 days prior written notice of such change to all other parties.


                                  ARTICLE 21
                           MISCELLANEOUS PROVISIONS

                21.1 FRANCHISOR'S RIGHT TO CURE DEFAULTS. In addition to all other remedies herein granted if Operator shall default in the performance of any of its obligations or breach any term or condition of this Agreement or any related agreement, Franchisor may, at its election, immediately or at any time thereafter, without waiving any claim for breach hereunder and without notice to Operator, cure such default for the account and on behalf of Operator, and the cost to Franchisor thereof shall be due and payable on demand and shall be deemed to be additional compensation due to Franchisor hereunder and shall be added to the amount of compensation next accruing hereunder, at the election of Franchisor.

                21.2 WAIVER AND DELAY. No waiver by Franchisor of any breach or series of breaches or defaults in performance by Operator, and no failure, refusal or neglect of Franchisor to exercise any right, power or option given to it hereunder or under any other franchise agreement between Franchisor and Operator, whether entered into before, after or contemporaneously with the execution hereof (and whether or not related to the Coffeehouse) or to insist upon strict compliance with or performance of Operator's obligations under this Agreement, any other franchise agreement between Franchisor and Operator, whether entered into before, after or contemporaneously with the execution

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

hereof (and whether or not related to the Coffeehouse) or the Manuals, shall constitute a waiver of the provisions of this Agreement or the Manuals with respect to any subsequent breach thereof or a waiver by Franchisor of its right at any time thereafter to require exact and strict compliance with the provisions thereof. Franchisor will consider written requests by Operator for Franchisor's consent to a waiver of any obligation imposed by this Agreement. Operator agrees, however, that Franchisor is not required to act uniformly with respect to waivers, requests and consents as each request will be considered on a case by case basis, and nothing shall be construed to require Franchisor to grant any such request. Any waiver granted by Franchisor shall be without prejudice to any other rights Franchisor may have, will be subject to continuing review by Franchisor, and may be revoked, in Franchisor's sole discretion, at any time and for any reason, effective upon 10 days prior written notice to Operator. Franchisor makes no warranties or guarantees upon which Operator may rely, and assumes no liability or obligation to Operator by providing any waiver, approval, consent, assistance, or suggestion to Operator in connection with this Agreement, or by reason of any neglect, delay, or denial of any request.

                21.3 SURVIVAL OF COVENANTS. The covenants contained in this Agreement which, by their terms, require performance by the parties after the expiration or termination of this Agreement, shall be enforceable notwithstanding said expiration or other termination of this Agreement for any reason whatsoever.

                21.4 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of Franchisor and shall be binding upon and inure to the benefit of Operator and its or their respective heirs, executors, administrators, successors and assigns, subject to the restrictions on transfer or Assignment contained herein.

                21.5 JOINT AND SEVERAL LIABILITY. If Operator consists of more than one person or entity, or a combination thereof, the obligations and liabilities of each such person or entity to Franchisor are joint and several.

                21.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, except for the provisions in Article 13 which shall be governed by the laws of the state in which the Coffeehouse is located.


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                21.7    ENTIRE AGREEMENT.  This Agreement contains all of the
terms and conditions agreed upon by the parties hereto with reference to the subject matter hereof. No other agreements oral or otherwise shall be deemed to exist or to bind any of the parties hereto and all prior agreements, understandings and representations are merged herein and superseded hereby. Operator represents that there are no contemporaneous agreements or understandings relating to the subject matter hereof between the parties that are not contained herein. No officer or employee or agent of Franchisor has any authority to make any representation or promise not contained in this Agreement or in any Offering Circular for prospective franchisees required by applicable law, and Operator agrees that it has executed this Agreement without reliance upon any such representation or promise. This Agreement cannot be modified or changed except by written instrument signed by all of the parties hereto.

                21.8 TITLES FOR CONVENIENCE. Article and Section titles used in this Agreement are for convenience only and shall not be deemed to affect the meaning or construction of any of the terms, provisions, covenants, or conditions of this Agreement.

                21.9 GENDER AND CONSTRUCTION. All terms used in any one number or gender shall extend to mean and include any other number and gender as the facts, context, or sense of this Agreement or any article or Section hereof may require. As used in this Agreement, the words "include," "includes" or "including" are used in a non-exclusive sense. Unless otherwise expressly provided herein to the contrary, any consent, approval or authorization of Franchisor which Operator may be required to obtain hereunder may be given or withheld by Franchisor in its sole discretion, and on any occasion where Franchisor is required or permitted hereunder to make any judgment or determination, including any decision as to whether any condition or circumstance meets Franchisor's standards or satisfaction, Franchisor may do so in its sole subjective judgment.

                21.10 SEVERABILITY. Nothing contained in this Agreement shall be construed as requiring the commission of any act contrary to law. Whenever there is any conflict between any provisions of this Agreement or the Manuals and any present or future statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, the latter shall prevail, but in such event the provisions of this Agreement or the Manuals thus affected shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law. If any part, article, section, sentence or clause of this Agreement or the Manuals shall be held to be indefinite, invalid or otherwise unenforceable, the indefinite, invalid or unenforceable provision shall be deemed deleted, and the remaining part of this Agreement shall continue in full force and effect.

                21.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

                21.12 FEES AND EXPENSES. Should any party hereto commence any action or proceeding for the purpose of enforcing, or preventing the breach of, any provision

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

hereof, whether by judicial or quasi-judicial action or otherwise, or for damages for any alleged breach of any provision hereof, or for a declaration of such party's rights or obligations hereunder, the prevailing party shall be reimbursed by the losing party for all costs and expenses incurred in connection therewith, including, but not limited to, attorneys' fees. All sums which are due but unpaid to Franchisor or Operator shall bear interest from the date due at the highest rate permissible by applicable law.

                21.13 WAIVER OF JURY. IN ALL CASES, OPERATOR AND FRANCHISOR EACH WAIVES ANY RIGHT TO A TRIAL BY JURY.

                                  ARTICLE 22
                           SUBMISSION OF AGREEMENT

                22.1 GENERAL. The submission of this Agreement does not constitute an offer and this Agreement shall become effective only upon the execution thereof by Franchisor and Operator. This agreement shall not be binding on Franchisor unless and until it shall have been accepted and signed on its behalf by the president or chief financial officer of Franchisor.
This agreement shall not become effective until and unless operator shall have been furnished by Franchisor with all disclosure documents, in written form, as may be required under or pursuant to applicable law, for requisite time periods.

                                  ARTICLE 23
                               ACKNOWLEDGEMENT

                23.1 GENERAL. Operator, and its Owners, jointly and severally acknowledge that they have carefully read this Agreement and all other related documents to be executed concurrently or in conjunction with the execution hereof, that they have obtained the advice of counsel in connection with entering into this Agreement, that they understand the nature of this Agreement, and that they intend to comply herewith and be bound hereby.

                23.2 DUE EXECUTION. The submission of this Agreement to Operator does not constitute an offer and this Agreement shall become effective only upon the execution thereof by Franchisor and Operator. This agreement shall not become effective until and unless operator shall have been furnished by franchisor with such disclosure, in written form, as may be required under or pursuant to applicable law.

        IN WITNESS WHEREOF, the parties hereof have executed this Agreement as of the date of execution by Franchisor.

                                          DIEDRICH COFFEE

                                          By:
                                             ---------------------------
                                          Its:  President

                                           OPERATOR:
                                                    ---------------------

                                           By:
                                              ---------------------------
                                           Its:
                                              ---------------------------



                                       45
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                                    EXHIBIT A
                           MINIMUM HOURS OF OPERATION

Minimum Operating Hours:  [_:__] a.m. to [_:__] p.m.
                                  _________ days per week




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